EXECUTION COPY

                            ASSET PURCHASE AGREEMENT


                                  By and Among

                             CONAM INSPECTION, INC.

                                       and

                          TOP SOURCE TECHNOLOGIES, INC.

                                       and

                           UNITED TESTING GROUP, INC.



                          Dated as of October 30, 1996

                                     - iv -


                                TABLE OF CONTENTS


Section 1.        Sale and Purchase of Assets...................................................................  1

         1.1      Sale of Purchased Assets......................................................................  1
                  ------------------------
                  (a)   Prepaid Assets..........................................................................  1
                        --------------
                  (b)   Personal Property.......................................................................  1
                        -----------------
                  (c)   Inventory...............................................................................  2
                        ---------
                  (d)   Leases..................................................................................  2
                        ------
                  (e)   Contracts...............................................................................  2
                        ---------
                  (f)   Licenses and Permits....................................................................  2
                        --------------------
                  (g)   Intellectual Property...................................................................  2
                        ---------------------
                  (h)   Intangible Assets.......................................................................  2
                        -----------------
                  (i)   Records and Documents...................................................................  2
                        ---------------------
                  (j)   Telephone Numbers.......................................................................  2
                        -----------------
                  (k)   Corporate Name..........................................................................  2
                        --------------
                  (l)   Warranties..............................................................................  3
                        ----------
                  (m)   Other Assets............................................................................  3
                        ------------
         1.2      Excluded Assets...............................................................................  3
                  ---------------
         1.3      Method of Conveyance..........................................................................  3
                  --------------------
         1.4      Assumed Obligations...........................................................................  3
                  -------------------
         1.5      Excluded Obligations..........................................................................  4
                  --------------------
         1.6      Closing Date..................................................................................  5
                  ------------
         1.7      Accrued Vacation and Sick Time................................................................  5
                  ------------------------------

Section 2.        Purchase Price................................................................................  5
                  --------------
         2.1      Purchase Price................................................................................  5
                  --------------
         2.2      Payment Terms.................................................................................  5
                  -------------
         2.3      Allocation....................................................................................  6
                  ----------
         2.4      Adjustment to Purchase Price..................................................................  6
                  ----------------------------

Section 3.        Representations and Warranties................................................................  6
                  ------------------------------
         3.1      Seller........................................................................................  6
                  ------
                  (a)   Organization and Qualification..........................................................  6
                        ------------------------------
                  (b)   Authorization; No Restrictions, Consents or Approvals...................................  6
                        -----------------------------------------------------
                  (c)   Absence of Certain Changes..............................................................  7
                        --------------------------
                  (d)   Taxes...................................................................................  7
                        -----
                  (e)   Title to Purchased Assets...............................................................  8
                        -------------------------
                  (f)   Leases..................................................................................  8
                        ------
                  (g)   Contracts and Other Documents...........................................................  8
                        -----------------------------
                  (h)   Labor Difficulties......................................................................  9
                        ------------------
                  (i)   ERISA; Employee Benefit Plans...........................................................  9
                        -----------------------------
                  (j)   Employees............................................................................... 11
                        ---------
                  (k)   Licenses and Permits.................................................................... 11
                        --------------------
                  (l)   Accounts Receivable..................................................................... 11
                        -------------------
                  (m)   Absence of Undisclosed Liabilities...................................................... 11
                        ----------------------------------
                  (n)   Compliance With Law..................................................................... 12
                        -------------------
                  (o)   Intellectual Property and Intangible Assets............................................. 12
                        -------------------------------------------
                  (p)   Pending Litigation...................................................................... 12
                        ------------------
                  (q)   Customer List........................................................................... 13
                        -------------
                  (r)   Purchased Assets; Ownership of Necessary Assets and Rights.............................. 13
                        ----------------------------------------------------------
                  (s)   Subsidiaries and Other Investments...................................................... 13
                        ----------------------------------
                  (t)   Disclosure.............................................................................. 13
                        ----------
                  (u)   Financial Statements.................................................................... 13
                        --------------------
                  (v)   Inventory............................................................................... 14
                        ---------
                  (w)   Suppliers............................................................................... 14
                        ---------
                  (x)   No Third Party Option................................................................... 14
                        ---------------------
                  (y)   Related Party Transactions.............................................................. 14
                        --------------------------
         3.2      Buyer......................................................................................... 14
                  -----
                  (a)   Organization and Qualification.......................................................... 14
                        ------------------------------
                  (b)   Authorization; No Restrictions, Consents or Approvals................................... 15
                        -----------------------------------------------------

Section 4.        Environmental Matters......................................................................... 15
                  ---------------------
         4.1      Definitions................................................................................... 15
                  -----------
         4.2      Environmental Representations and Warranties by Seller and Parent............................. 17
                  -----------------------------------------------------------------
         4.3      Seller's and Parent's Obligations............................................................. 18
                  ---------------------------------

Section 5.        Covenants Prior to Closing.................................................................... 19
                  --------------------------
         5.1      Seller and Parent's Covenants................................................................. 19
                  -----------------------------
         5.2      Access........................................................................................ 20
                  ------
         5.3      Cooperation................................................................................... 20
                  -----------
         5.4      Environmental Site Assessment................................................................. 21
                  -----------------------------
         5.5      Compliance with Bulk Transfer Law............................................................. 21
                  ---------------------------------

Section 6.        Closing....................................................................................... 21
                  -------
         6.1      Conditions to Buyer's Obligations............................................................. 21
                  ---------------------------------
         6.2      Conditions to Seller's Obligations............................................................ 23
                  ----------------------------------
         6.3      Conditions to Seller's and Buyer's Obligations................................................ 24
                  ----------------------------------------------
         6.4      Buyer's Closing Documents..................................................................... 24
                  -------------------------
         6.5      Seller's Closing Documents.................................................................... 24
                  --------------------------
         6.6      Closing Apportionments........................................................................ 25
                  ----------------------

Section 7.        Additional Covenants.......................................................................... 26
                  --------------------
         7.1      Post-Closing Access........................................................................... 26
                  -------------------
         7.2      Covenant Not to Compete....................................................................... 26
                  -----------------------
         7.3      Nondisclosure................................................................................. 28
                  -------------
         7.4      Cooperation in Third-Party Litigation......................................................... 28
                  -------------------------------------
         7.5      Discharge of Business Obligations............................................................. 29
                  ---------------------------------
         7.6      Change of Business Name....................................................................... 29
                  -----------------------
         7.7      Further Assurances............................................................................ 29
                  ------------------
         7.8      Accounts Receivable........................................................................... 29
                  -------------------
         7.9      Management Fee................................................................................ 30
                  --------------
         7.10     Database...................................................................................... 30
                  --------
         7.11     Oil Analyzers................................................................................. 30
                  -------------
         7.12     Health Benefits............................................................................... 31
                  ---------------
         7.13     Prepaid Kits.................................................................................. 31
                  ------------
         7.14     Support Agreement............................................................................. 31
                  -----------------
         7.15     Terminated Employees.......................................................................... 31
                  --------------------

Section 8.        Survival of Representations and Warranties; Indemnification................................... 32
                  -----------------------------------------------------------
         8.1      Survival of Representations and Warranties and Covenants...................................... 32
                  --------------------------------------------------------
         8.2      Indemnification by Seller and Parent.......................................................... 32
                  ------------------------------------
         8.3      Indemnification by Buyer...................................................................... 33
                  ------------------------
         8.4      Indemnification Payments...................................................................... 33
                  ------------------------
         8.5      Procedure for Third Party Claims.............................................................. 33
                  --------------------------------
         8.6      Set-Off....................................................................................... 34
                  -------
         8.7      Remedies Cumulative........................................................................... 34
                  -------------------
         8.8      Successors.................................................................................... 34
                  ----------
         8.9      Limits on Indemnification..................................................................... 34
                  -------------------------

Section 9.        Brokerage..................................................................................... 34
                  ---------
         9.1      Finders and Brokers Fees...................................................................... 34
                  ------------------------

Section 10.       General Provisions............................................................................ 35
                  ------------------
         10.1     Sales and Transfer Taxes...................................................................... 35
                  ------------------------
         10.2     No Third Party Beneficiaries.................................................................. 35
                  ----------------------------
         10.3     Expenses of the Parties; Certain Litigation................................................... 35
                  -------------------------------------------
         10.4     Amendment and Waiver.......................................................................... 35
                  --------------------
         10.5     Miscellaneous................................................................................. 35
                  -------------
         10.6     Binding Effect................................................................................ 35
                  --------------
         10.7     Publicity..................................................................................... 36
                  ---------
         10.8     Complete Agreement............................................................................ 36
                  ------------------
         10.9     Notices....................................................................................... 36
                  -------
         10.10    Assignment.................................................................................... 37
                  ----------
         10.11    Severability.................................................................................. 37
                  ------------
         10.12    Effect of Investigation....................................................................... 37
                  -----------------------
         10.13    Termination................................................................................... 37
                  -----------                                                                                                   --



SCHEDULES

         Schedule 1.1(b):           Personal Property
         Schedule 1.2:              Excluded Assets
         Schedule 1.3(b):           Liens
         Schedule 1.4(a):           Assumed Contracts, Commitments, Etc.
         Schedule 1.4(b):           Assumed Permits and Licenses
         Schedule 2.3:              Allocation
         Schedule 2.4:              Adjustments
         Schedule 3.1(b): Events Permitting Termination of Any Agreement; Necessary Authorizations,
                                    Consents, Etc.
         Schedule 3.1(c):           Disclosure of Certain Changes
         ---------
         Schedule 3.1(d):           Taxes Not Timely Filed
         ---------
         Schedule 3.1(e):           Real Property
         ---------
         Schedule 3.1(f):           Leases
         ---------
         Schedule 3.1(g):           Contracts and Other Documents
         ---------
         Schedule 3.1(h):           Labor Difficulties
         ---------
         Schedule 3.1(i):           Employee Benefit Plans
         ---------
         Schedule 3.1(j):           Employees
         ---------
         Schedule 3.1(k):           Licenses and Permits
         ---------
         Schedule 3.1(l):           Accounts Receivable
         ---------
         Schedule 3.1(m):           Disclosure of Liabilities and Obligations
         ---------
         Schedule 3.1(n):           Compliance with Law
         ---------
         Schedule 3.1(o):           Intellectual Property and Intangible Assets
         ---------
         Schedule 3.1(p):           Pending Litigation
         ---------
         Schedule 3.1(q):           Customer List
         ---------
         Schedule 3.1(u):           Financial Statements
         ---------
         Schedule 3.1(y):           Related Party Transactions
         ---------
         Schedule 3.1(z):           Capital Structure
         ---------
         Schedule 3.2(b):           Authorizations, Consents, and Approvals
                                    Needed by Buyer
         ---------
         Schedule 4.2(c):           Material Safety Data Sheets
         ---------
         Schedule 4.2(d):           Hazardous Materials or Solid Waste
         ---------
         Schedule 4.2(e):           Legal Compliance
         ---------
         Schedule 4.3(d):           Licenses and Permits
         ---------
         Schedule 5.1(a):           Conduct of the Business
         ---------
         Schedule 6.1(k):           Agreements with Related Parties
         ---------
         Schedule 7.12:             Health Benefits
         ---------
         Schedule 7.14:             Use of Equipment
         ---------



                              CROSS REFERENCE SHEET

         Each  of the  following  terms  is  defined  in this  Agreement  in the respective Section referenced adjacent to such term:
Defined Term                                                                                      Section Reference

Accounts Receivable.....................................................................................Section 7.8
Acquisition Proposal.................................................................................Section 5.1(e)
Agreement..................................................................................................Preamble
Analyzer Amount........................................................................................Section 7.11
Area.................................................................................................Section 7.2(a)
Assumed Leases.......................................................................................Section 1.1(d)
Assumed Obligations.....................................................................................Section 1.4
Business...................................................................................................Recitals
Buyer......................................................................................................Preamble
Buyer Indemnitee(s).....................................................................................Section 8.2
CERCLA..................................................................................................Section 4.1
Closing.................................................................................................Section 1.6
Closing Date............................................................................................Section 1.6
Closing Date Financial Statements....................................................................Section 3.1(u)
Confidential Information..................................................................................Section ?
Contracts............................................................................................Section 1.1(e)
Consulting Agreement.................................................................................Section 6.1(i)
DataBase...............................................................................................Section 7.10
Employees............................................................................................Section 6.1(i)
Employee Benefit Plans...............................................................................Section 3.1(i)
Environmental Compliance Liability......................................................................Section 4.1
Environmental Conditions................................................................................Section 4.1
Environmental Laws......................................................................................Section 4.1
Environmental Notice....................................................................................Section 4.1
Excluded Assets.........................................................................................Section 1.2
Excluded Obligations....................................................................................Section 1.5
Facilities..............................................................................................Section 4.1
Financial Statements.................................................................................Section 3.1(u)
Hazardous Materials.....................................................................................Section 4.1
Health Period..........................................................................................Section 7.12
Intangible Assets....................................................................................Section 1.1(h)
Intellectual Property................................................................................Section 1.1(g)
Inventory............................................................................................Section 1.1(c)
Laws.................................................................................................Section 3.1(n)
Lease(s).............................................................................................Section 3.1(f)
Licenses and Permits.................................................................................Section 3.1(k)
Liens................................................................................................Section 1.3(b)
Losses..................................................................................................Section 8.2
Consulting Fee..........................................................................................Section 7.9
Management Term.........................................................................................Section 7.9
MSDS.................................................................................................Section 4.2(c)
Non-Competition Agreement............................................................................Section 6.1(i)
Oil Analyzers..........................................................................................Section 7.11
Parent.....................................................................................................Preamble
Pension Plans........................................................................................Section 3.1(i)
Person...............................................................................................Section 1.5(b)
Personal Property....................................................................................Section 1.1(b)
Prepaid Kits............................................................................................Section 1.4
Prepaid Returns........................................................................................Section 7.13
Purchase Price..........................................................................................Section 2.1
Purchased Assets........................................................................................Section 1.1
Real Property........................................................................................Section 3.1(e)
Release.................................................................................................Section 4.1
Response Action.........................................................................................Section 4.1
Seller.....................................................................................................Preamble
Seller Indemnitee(s)....................................................................................Section 8.3
Support Agreement......................................................................................Section 7.14
Taxes................................................................................................Section 3.1(d)
Trade Secrets.............................................................................................Section ?
Transfer Taxes........................................................................................ Section 10.1
USEPA...................................................................................................Section 4.1
Vacation Accrual........................................................................................Section 1.7

                                                        -38-
                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into this 30th day of October, 1996 (the "Agreement") by and among CONAM INSPECTION, INC., a Delaware corporation (the "Buyer"), and TOP SOURCE TECHNOLOGIES, INC., a Delaware corporation ("Parent") and Parent's wholly-owned subsidiary, United Testing Group, Inc., a Georgia corporation (the "Seller").

         WHEREAS, Seller owns and operates laboratory oil analysis testing services business (the "Business") with facilities located in Atlanta, Georgia; Addison, Illinois; and Sparks, Nevada; and

         WHEREAS, Buyer wishes to purchase the Purchased Assets, it being the intention of Buyer to employ such Purchased Assets as part of its own business and not to continue Seller's enterprise as such, it being understood that Buyer shall not be deemed to be a successor to, or a continuation of, Seller; and

         WHEREAS, subject to the foregoing, Seller desires to sell and Buyer desires to purchase the Purchased Assets, in accordance with the terms, conditions, and agreements hereinafter contained.

         NOW THEREFORE, in consideration of the mutual premises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

Section 1.        Sale and Purchase of Assets

         1.1 Sale of Purchased Assets1.1 Sale of Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, convey, transfer and assign to Buyer, and Buyer will purchase and accept from Seller all right, title and interest in and to all of the assets of Seller used in or related to the Business, including, without limitation, the assets described in subsections (a) through (m) hereof, and excluding only the Excluded Assets (collectively, the "Purchased Assets"), free and clear of all Liens.

                  (a) Prepaid Assetsa) Prepaid Assets. All prepaid and deferred items or credits, such as unbilled charges, deposits and other similar items including, without limitation, those as set forth on Schedule 1.1(a).

                  (b) Personal Propertyb) Personal Property. All tangible personal property, including, without limitation, all machinery, equipment, tools, dies, molds, parts, furniture, furnishings, leasehold improvements, fixtures, computer hardware, office equipment, vehicles and supplies including, without limitation, those assets described on Schedule 1.1(b) (the "Personal Property").

                  (c) Inventoryc) Inventory. All inventories, stock-in-trade, work-in-process, finished units, repair and replacement parts and raw materials (including goods in transit, consigned inventory, inventory sold on approval and rental inventory) (the "Inventory").

                  (d) Leasesd) Leases. All rights of Seller under the Leases set forth on Schedule 1.4(a) ("Assumed Leases").

                  (e) Contractse) Contracts. All rights and benefits of Seller under all contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders and supply agreements, including, without limitation, those set forth on Schedule 3.1(g) (the "Contracts").

                  (f) Licenses and Permitsf) Licenses and Permits. All right, title and interest in and to all licenses, permits, approvals, and authorizations including, without limitation, applications therefor, relating to Seller's operation of the Business which are held by or have been granted to, or have been applied for, by Seller, to the extent assignment or transfer is permitted by applicable Law.

                  (g) Intellectual Propertyg) Intellectual Property. All right, title and interest in and to all patents, licenses, copyrights, trademarks, trade names, service marks (including the trademark and name of Seller or any derivation thereof), logos and slogans, and all of the goodwill associated therewith, and all registrations, applications and other rights associated with the foregoing, if any, whether registered or unregistered, now used or presently planned to be used by Seller in connection with the Business, including, without limitation, those set forth on Schedule 3.1(o), including the right to sue for past infringement thereof (collectively, the "Intellectual Property").

                  (h) Intangible Assetsh) Intangible Assets. All right, title and interest in and to all know-how, technology, slogans, data, studies, confidential information, restrictive covenants, computer software (including documentation and related object and source codes), indemnity rights, and other intangible assets now used or presently planned to be used by Seller, and all of the goodwill associated therewith, confidentiality obligations and similar obligations of present and former shareholders, officers and employees of Seller (collectively, the "Intangible Assets").

                  (i) Records and Documentsi) Records and Documents. All books, files, papers, technical and research analyses, engineering, sales, marketing and other studies, data and plans, records and other data located at Seller's facilities in Atlanta, Georgia, Addison, Illinois and Sparks, Nevada, or pertaining to the Business, including, without limitation, all supplier and customer lists and other databases, licensee lists, distributor lists, bid information, customer correspondence, quality assurance records, test reports, invoices, job orders and technique sheets.

                  (j)      Telephone Numbersj)       Telephone   Numbers.
Seller's   interest   in   and  to  all telephone and telex (if any) numbers
and telephone and other directory listings utilized in connection with the Business.

                  (k) Corporate Namek) Corporate Name. The names "United Testing Group," "Spectro Metrics," "PSI" and "Pro-Tech" and all goodwill associated therewith.

                   l) Warrantiesl) Warranties. All rights benefitting Seller under any warranty, express or implied, which relate to the Purchased Assets.

                  (m) Other Assetsm) Other Assets. All tangible, intangible, real, personal and mixed property, assets and rights which constitute part of the Business as an ongoing business, wherever located, including, but not limited to, those assets set forth on the Financial Statements, except as expressly set forth in Section 1.2, are to be conveyed to Buyer as part of the Purchased Assets.

         1.2 Excluded Assets1.2 Excluded Assets. Any provisions of this Agreement to the contrary notwithstanding, there shall be excluded from the purchase and sale contemplated hereunder those assets of Seller described on
Schedule 1.2 to this Agreement, which assets shall not be considered or treated as Purchased Assets (the "Excluded Assets").

         1.3      Method of Conveyance1.3   Method of Conveyance.

                  (a) Upon payment of the Purchase Price described in Section 2.1, the sale, transfer, conveyance, assignment and delivery by Seller of the Purchased Assets to Buyer in accordance with Section 1.1 shall be effected on the Closing Date by Seller's execution and delivery of one or more bills of sale, assignments, and other instruments of conveyance and transfer.

                  (b) At the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer fee simple absolute title to and exclusive possession of all of the Purchased Assets free and clear of any and all liens, encumbrances, claims, charges, security interests, rights of Seller and any third party, rights of redemption, equities, and any other restrictions of any kind or nature whatsoever, including any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Liens") except as set forth on Schedule 1.3(b).

                  (c) Seller covenants and agrees that if either (i) any of the Purchased Assets cannot be transferred or assigned by Seller without the consent of or notice to a third party and in respect of which any necessary consent or notice has not been obtained or given as of the Closing Date, or (ii) any of the Purchased Assets are non-assignable in their nature, Seller will cause the beneficial interest in and to the same, in any event, to pass to Buyer; and Seller covenants and agrees, on and after the Closing Date, (x) to hold such Purchased Assets in trust for, and for the benefit of, Buyer; and (y) to use its best efforts to obtain and secure and will have obtained and secured such consent within thirty (30) days of the Closing Date and to give such notice as may be required to effect valid transfer(s) or assignment(s) of such Purchased Assets; and (z) to make or complete such transfer(s) or assignment(s) as soon as possible.

         1.4 Assumed Obligations1.4 Assumed Obligations. At the Closing, Buyer shall assume and shall, subject to all rights of offset, defenses, causes of action, counterclaims and claims of any nature against third parties that may be available to Buyer in respect of the Assumed Obligations, agree to satisfy and discharge, as the same shall become due, (a) all of Seller's obligations under the contracts, agreements, commitments and Leases of Seller which are specifically identified in Schedule 1.4(a), and are assigned to Buyer at Closing, if and to the extent assignable, but only to the extent any such obligations arise and accrue after the Closing and then only in respect of events and time periods occurring after the Closing except with respect to the prepaid kits and partially prepaid kits which arose prior the Closing (the
"Prepaid Kits"); and (b) all of Seller's obligations under all Licenses and Permits which are specifically identified in Schedule 1.4(b) and are transferred to Buyer at Closing, if and to the extent transferrable, but only to the extent any such liabilities and obligations accrue after the Closing and then only in respect of events and time periods occurring after the Closing (collectively, the "Assumed Obligations").

         1.5 Excluded Obligations1.5 Excluded Obligations. Buyer is not assuming, and Seller shall remain fully responsible for, all past, present and future indebtedness, liabilities, obligations, contracts and commitments of Seller and any predecessors in interest of the Business, known or unknown, fixed or contingent, whether arising out of or resulting from the Business or the assets thereof, or otherwise, that are not Assumed Obligations (the "Excluded Obligations"). Without limiting the foregoing, the Excluded Obligations shall include, but not limited to, any and all liabilities arising from or related to:

                  (a) the negligent acts or omissions of Seller, whether in tort or otherwise;

                  (b) product liability or similar claims for injury to any person, corporation, association, partnership, limited liability company, joint venture, organization, business, individual, government or any agency or political subdivision thereof or any other entity (a "Person") or property with respect to products purchased, manufactured or sold by Seller prior to Closing;

                  (c)any liability of Seller for Taxes subject to the terms of
Section 6.6 hereof;

                  (d) any suits, actions, or claims alleging infringement by Seller, prior to Closing, of patents, trademarks, trade names or other intellectual property rights held by others;

                  (e)      any  liability  in  respect  of  any   Environmental
Condition  or  any  Environmental Compliance Liability;

                  (f) any warranty or other contingent liability with respect to
(i) products  purchased,  manufactured or sold by Seller prior to the Closing or
(ii)  services  provided by Seller  prior to the Closing  except as set forth on
Schedule 1.4(a);

                  (g) any liability for commitments made by Seller relating to the employment, relocation or termination (including, but not limited to, severance pay) of any employee, officer or director of Seller except as set forth on Schedule 1.4(a);

                  (h) any liability or obligation of Seller or Parent in respect of the Spectro Metrics, PSI and Pro-Tech purchase and sale transactions;

                  (i) any liability or obligation of Seller in respect of the Employee Benefit Plans (including any fees, costs or similar expenses thereto), employee handbooks, company policy manuals, employment contracts or policies concerning fringe benefits;

                  (j)      any other suits, actions or claims against Seller;

                  (k)      any liability or obligation relating to an Excluded
                           Asset;

                  (l) any intercompany liabilities including liabilities between Seller and Parent.

                  (m) any liability or obligation for prepaid kits and partially prepaid kits in excess of the Prepaid Kits set forth on Schedule 1.4(a).

         All Excluded Obligations shall remain the sole responsibility of Seller, and Seller agrees to pay, perform, discharge, and indemnify, in accordance with Section 8.2 hereof, Buyer from and against, any and all such indebtedness, obligations and liabilities.

         1.6 Closing Date1.6 Closing Date. The closing of the transactions contemplated by this Agreement shall take place on October 30, 1996 at 10:00 a.m. (the "Closing" or "Closing Date") at the offices of Conam Inspection, Inc., 1247 West Norwood Avenue, Itasca, Illinois or, at such other date, time and place as may be agreed upon by the parties.

         1.7 Accrued Vacation and Sick Time1.7 Accrued Vacation and Sick Time. On the Closing Date, the Seller shall provide the Buyer with a list of the Seller's employees and the aggregate of accrued vacation and sick time earned by such employees as of the Closing Date multiplied by each of such employee's base wage rate as of the Closing Date (in the aggregate, the "Vacation Accrual"). The Purchase Price shall be adjusted downward by the Vacation Accrual as set forth on Schedule 2.4. Buyer shall not be responsible for any severance benefits or payments, if any, due Seller's employees except as set forth on Schedule 1.4(a).

Section 2.        Purchase Price2.  Purchase Price.

         2.1 Purchase Price2.1 Purchase Price. At the Closing, Seller shall convey, transfer, assign and deliver to Buyer the Purchased Assets in exchange for (a) Buyer's assumption of the Assumed Obligations and (b) Buyer's payment to Seller of the sum of Three Million Five Hundred Thousand dollars ($3,500,000) (the "Purchase Price").

         2.2 Payment Terms2.2 Payment Terms. The Purchase Price as adjusted shall be payable to Seller as follows:

                           (i)      On the Closing Date,  Buyer shall cause the
delivery by wire transfer to Seller of the sum of Three Million Five Hundred Thousand dollars ($3,500,000) less the adjustments pursuant to Schedule
2.4; and

                           (ii)     On the Closing Date, Buyer shall deliver to
Cohen, Chernay, Norris, Weinberger & Harris, as escrow agent under that certain escrow agreement (the "Escrow Agreement") by wire transfer, the sum of Two Hundred Thousand Dollars ($200,000).

         2.3 Allocation2.3 Allocation. Seller, Parent and Buyer agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with
Schedule 2.3. Seller and Parent further agrees to cooperate with Buyer in completing and delivering to Buyer or the Internal Revenue Service such information concerning the determination of the purchase price as may be required pursuant to the Internal Revenue Code.

         2.4 Adjustment to Purchase Price2.4 Adjustment to Purchase Price. The Purchase Price shall be reduced to reflect those adjustments to the Purchase Price as set forth on Schedule 2.4 as well as those adjustments to give effect to pro-rated items pursuant to Section 6.6.

Section 3.        Representations and Warranties3.   Representations and
                  Warranties.

         3.1 Seller3.1 Seller. Seller and Parent, jointly and severally, hereby represent and warrant to Buyer, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Closing Date, as follows:

                  (a) Organization and Qualificationa) Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Seller has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary. The copies of the Certificate of Incorporation and By-Laws of Seller, which have been delivered to Buyer, are complete and correct and are in full force and effect at the date hereof.

                  (b) Authorization; No Restrictions, Consents or Approvalsb) Authorization; No Restrictions, Consents or Approvals. Seller and Parent have full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance by each of their respective obligations hereunder has been duly taken. This Agreement has been duly executed by Seller and Parent and constitutes the legal, valid, binding and enforceable obligation of Seller and Parent, enforceable against each in accordance with its terms subject to the qualification that the enforcement of certain rights and remedies contained in the Agreement may be limited or affected by applicable bankruptcy, insolvency, reorganization, and other federal and state laws relating to or affecting creditors or secured parties' rights and remedies and to general principles of equity. The execution and delivery of this Agreement, the sale of the Purchased Assets and the consummation by Seller and Parent of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the Certificate of Incorporation and By-Laws of Seller or Parent or any applicable Law relating to the Seller or Parent, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which Seller is bound or to which any property of Seller is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any Lien on any of the Purchased Assets, (iv) except as set forth in Schedule 3.1(b), constitute an event permitting termination of any agreement or instrument to which Seller is a party or by which any property or asset of the Seller is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Seller is a party or by which Seller may be bound, or result in the violation by Seller or Parent of any Laws to which Seller or Parent or any assets of Seller or Parent may be subject, which would materially adversely affect the transactions contemplated herein. Except as set forth in Schedule 3.1(b) no authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Seller and Parent of this Agreement or the performance by Seller and Parent of their respective obligations hereunder.

                  (c) Absence of Certain Changesc) Absence of Certain Changes. Except to the extent set forth on Schedule 3.1(c), since June 30, 1996, there has not been any material adverse change or development involving a prospective material adverse change with respect to the Business or the financial position or results of operations of the Business taken as a whole, including without limitation, (i) any damage or destruction or property loss whether or not covered by insurance, materially and adversely affecting the properties or business of Seller, (ii) any increase in the compensation or bonus, incentive compensation, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan or arrangement payable or owed or to become payable or owed by Seller, other than increases made on the basis of historical practice and in the ordinary course of business, compensation increases attendant to promotions and falling within the normal range for the new position and scheduled increases under the existing collective bargaining agreement, (iii) any sale or other disposition of any capital asset other than sales or disposition of Excluded Assets or sales or disposition of scrap made in the ordinary course of business, (iv) any entry by Seller into any material commitment or transaction (including, without limitation, any borrowing, or capital expenditure), other than those commitments and transactions entered into in the ordinary course of business, or those contemplated by or within the limits permitted by this Agreement, (v) any release or waiver of any material right or claim of Seller with respect to any of the Contracts, the Leases, the Licenses and Permits or the Intellectual Property, (vi) any Lien on any of the Purchased Assets, or (vii) any material change by Seller in accounting principles or methods.

                  (d) Taxesd) Taxes. Except as set forth on Schedule 3.1(d), Seller has timely filed (timely being understood to include all properly granted extensions) all returns required to be filed by it with respect to all foreign, federal, state and local and foreign income, payroll, employment, unemployment, withholding, excise, sales, personal property, use, business and occupation, franchise and occupancy, real estate, or other taxes (all of the foregoing taxes including interest and penalties thereon and including estimated taxes, being hereinafter collectively the "Taxes") and has paid or reserved all Taxes which are shown to have become due pursuant to such returns and has paid or reserved all other Taxes for which it has received a notice of assessment or demand for payment or has otherwise been made aware of a deficiency. All such returns or reports are true and correct in all material respects.

                  (e) Title to Purchased Assetse) Title to Purchased Assets. Seller has good and marketable title to all of the Purchased Assets, free and clear of any Lien. Seller has valid and perfected security interests in all assets consigned to third parties. Schedule 3.1(e) contains an accurate and complete list of all the real property owned, leased or operated by Seller, including without limitation, all structures, improvements and fixtures thereon and all water lines, rights-of-way, other rights, privileges, uses, licenses, easements, hereditaments and appurtenances belonging or appertaining thereto (collectively, the "Real Property").

                  (f) Leasesf) Leases. Schedule 3.1(f) sets forth a complete and accurate listing or description of all real and personal property leases, subleases, concessions, licenses, occupancy agreements, conditional sales agreements or other title retention agreements (collectively, the "Leases" and individually a "Lease") to which Seller is a party in connection with the Business. Each of the Leases is valid, binding and enforceable in accordance with its terms, subject to the qualification that the enforcement of certain rights and remedies contained in the Leases may be limited or affected by applicable bankruptcy, insolvency, reorganization, and other federal and state laws relating to or affecting creditors or secured parties' rights and remedies and to general principles of equity, and is in full force and effect; to the best of Seller's knowledge, there are no existing defaults on the part of Seller or, to the best of Seller's knowledge, any other party, under any Lease, and no event of default under any such Lease has occurred and is continuing which (whether with or without the giving of notice, lapse of time or both, or the happening of any other event) would constitute a default under such Lease; each such Lease will, subject to obtaining any consent listed in Schedule 3.1(f), continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of Buyer; to the best of Seller's knowledge, each such Lease reflects the complete understanding among the parties thereto; and accurate and complete copies of each such Lease including all amendments thereto, have been delivered to Buyer at or prior to the date hereof. Seller's interest in each of the Leases is free and clear of all Liens or other encumbrances (other than any created by Buyer) and are not, in the case of real property, except as set forth in Schedule 3.1(f), subject to any rights of way, building use restrictions, exceptions, variances, easements (recorded or unrecorded), rights of redemption, reservations or limitations of any nature whatsoever of which Seller has knowledge which may materially interfere with Buyer's use thereof in a manner consistent with Seller's use thereof prior to Closing.

                  (g) Contracts and Other Documentsg) Contracts and Other Documents. Except for those Contracts which are listed on Schedule 3.1(g) and those Leases listed on Schedule 3.1(f), or which have been entered into by Seller in the ordinary course of business and do not involve payment or receipt of more than $2,500.00, Seller is not a party to any Contract, Lease or similar document. Neither Seller nor, to the best of Seller's knowledge, any other party is in default under any Contract or other instrument to which Seller is a party or by which it is bound. No Contract continues for a period of more than three
(3) months from the Closing Date or is in excess of the normal, ordinary and usual requirements of the Business.

                  (h) Labor Difficultiesh) Labor Difficulties. Except as set forth in Schedule 3.1(h), (i) Seller is not a party with respect to the Business to a union agreement or collective bargaining agreement and no attempt to organize any employees of Seller has been made, proposed or threatened; (ii) there is no labor strike, formal labor dispute, formal labor grievance, labor arbitration proceeding, general slowdown or stoppage, or charge of unfair labor practice pending before a court, regulatory body or arbitration tribunal, or, to the best of Seller's knowledge, threatened against or affecting the Purchased Assets or the Business, and to the best of Seller's knowledge no event has occurred which would constitute reasonable grounds for such a strike, dispute, grievance, proceeding or charge; (iii) no union representation question exists respecting any employees of Seller; (iv) to the best of Seller's knowledge, there are no charges or complaints of discrimination pending before the United States Equal Employment Opportunity Commission or any other federal, state, local or foreign agency or tribunal against Seller in connection with the Business; (v) to the best of Seller's knowledge, Seller does not presently employ, and at no time during the past year did it employ, any illegal alien; and (vi) Seller is in compliance in all material respects with all federal, state and local labor and employment-related Laws applicable to the Business.

                  (i) ERISA; Employee Benefit Plansi) ERISA; Employee Benefit Plans. Schedule 3.1(i) contains a list of all of the plans, funds, policies, programs, arrangements or understandings sponsored or maintained by the Seller, pursuant to which any employee of the Seller (or any dependent or beneficiary of any such employee) might be or become entitled to (1) retirement or profit-sharing or stock bonus benefits; (2) severance or separation from service benefits; (3) incentive, performance, stock, share appreciation or bonus awards;
(4) health care benefits;  (5) disability income or wage continuation  benefits;
(6) supplemental unemployment benefits; (7) life insurance, death or survivor's benefits; (8) accrued sick pay or vacation pay; (9) any type of benefit offered under any arrangement subject to characterization as an "employee welfare benefit plan" within the meaning of Section 3(3) of ERISA; or (10) benefits of any other type offered through any arrangement that could be characterized as providing for additional compensation or fringe benefits and by which the Seller is a party or by which the Seller is bound (collectively referred to as the "Employee Benefit Plans"). All of the Employee Benefit Plans are in full force and effect and neither the Seller nor to Seller's knowledge any other party is in default under them. The Seller has not received any written notice of noncompliance, and to Seller's knowledge, Seller is in compliance in all material respects with all terms of the Employee Benefit Plans and with ERISA, and all other applicable laws as they affect the Seller and its employees. Seller has not received written notice of, and to Seller's knowledge there are no, claims or defaults, nor to Seller's knowledge, are there any facts or conditions which if continued, or on notice, will result in a default under any of the Employee Benefit Plans.

                  Except as set forth in the Schedule 3.1(i), the Seller does not currently sponsor or maintain and has not at any time since September 2, 1974 sponsored or maintained any qualified or nonqualified "employee pension plan" as that term is defined in Section 3(2) of ERISA. Each of the pension plans set forth on Schedule 3.1(i) (the "Pension Plans") which is intended to be qualified under Sections 401(a) and 501(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code. Except as set forth in the Schedule 3.1(i), the Seller does not currently contribute to and is not obligated to contribute to and has not at any time since September 2, 1974 contributed to or been obligated to contribute to any multiemployer plan as that term is defined in Section 4001(a)(3) of ERISA, or any multiemployer health and welfare plan which the Seller is or has been required to contribute to pursuant to a collective bargaining agreement. There are no events or conditions which may result in the prospective or retroactive loss of qualified status or that otherwise would have a material adverse effect on the qualified status of any Pension Plan, and copies of all Internal Revenue Service determination letters for all Pension Plans have been provided to Buyer. Except as set forth on
Schedule 3.1(i) none of the Pension Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Internal Revenue Code, whether or not waived, since the effective date of said Section 412; there is no projected funding deficiency with respect to the Employee Benefits Plans; and Seller has not engaged in any prohibited transaction with respect to any qualified employee Pension Plan. None of the Employee Benefit Plans has incurred a "reportable event," as such term is defined in Section 4043 of ERISA, whether or not such event is required to be reported, since the effective date of said
Section 4043.

                  As to any Employee Benefit Plan identified on Schedule 3.1(i), all of the following are true: (i) all amounts due as contributions, insurance premiums and benefits to the date hereof have been fully funded and paid by Seller; (ii) to Seller knowledge, all applicable requirements of Law have been observed with respect to the operation thereof and all material reporting and disclosure requirements have been timely satisfied; (iii) Seller has received no notice, and has no knowledge of any claim or demand by any employee (or beneficiary or dependent of any employee) for benefits, except those benefits pending payment or satisfaction in the ordinary course of business; (iv) there are no claims pending, and Seller has received no written notice of, and to Seller's knowledge there are no, claims threatened, by any taxing authority for Taxes or penalties, which have not been satisfied in full except those pending payment or satisfaction in the ordinary course of business; and (v) Seller has received no written notice of, and to Seller's knowledge there is no, litigation, legal action, suit, investigation, claim, counterclaim, or proceeding threatened against or with respect to any of the Plans. With respect to all of the Employee Benefit Plans, the Seller has delivered to the Buyer complete copies of each Employee Benefit Plan, each Employee Benefit Plan's summary plan description, the last three valuation reports prepared by the enrolled actuary for each Employee Benefit Plan which is a defined benefit pension plan, the annual reports for each Employee Benefit Plan for the last three years as filed with the Internal Revenue Service, and, for any Employee Benefit Plan which is required by ERISA to be audited by an independent public accountant, the audited financial statements of the Employee Benefit Plan for the last three years.

                  (j) Employeesj) Employees. Schedule 3.1(j) sets forth an accurate and complete list of: (i) the names and current salaries or wage rate, as applicable, of all of Seller's employees; (ii) any increases required by any agreement or understanding with each of the foregoing; and (iii) to the best of Seller's knowledge, a description of any informal understanding concerning employees' rights to continue to receive compensation during any periods during which such employees are not performing any services for Seller. Except as set forth in Section 3.1(j), as at the Closing Date there will be no bonuses, profit sharing, incentives, commissions or other compensation of any kind, including severance benefits, and accrued vacation time or pay, due to or expected by present or former employees of Seller which have not been fully paid prior to such date or are expected to be paid by Seller within fifteen (15) days after such date.

                  (k) Licenses and Permitsk) Licenses and Permits. Seller has obtained, has fully paid for, and has in full force and effect all licenses, franchises, permits, approvals, certificates, certifications and other authorizations from all applicable governmental authorities which are necessary for the conduct of the Business as currently conducted and the ownership, use, occupancy and operation of the Purchased Assets (the "Licenses and Permits").
Schedule 3.1(k) sets forth a complete and accurate list of all Licenses and Permits. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits and will not give to any Person any right to revoke, cancel, suspend, modify, or limit any of the Licenses and Permits. Renewal of each of the Licenses and Permits has been, or will be as of the Closing Date, timely applied for to the extent required under all Laws, including but not limited to, all Environmental Laws and to the extent appropriate to protect renewal rights thereunder. To the best of Seller's knowledge, there is no fact or event which is likely to prevent the renewal of any of the Licenses and Permits under existing Law or which, with the passage of time or the giving of notice or both, is likely to constitute a violation of the terms of any of the Licenses and Permits or of any applications or agreements made in connection therewith. No action or proceeding is pending or, to the best of Seller knowledge, threatened which could result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits. All Licenses and Permits are transferable to Buyer. Seller does not owe any monies for the Licenses and Permits which have been granted to it.

                  (l) Accounts Receivablel) Accounts Receivable. Schedule 3.1(l) sets forth a complete and accurate schedule including an aging schedule for all of Seller's Accounts Receivable as of five business days prior to the date hereof, all of Seller's Accounts Receivable arose from bona fide transactions in the ordinary course of business of Seller, have not been discounted, and no counterclaim or right of set-off has been asserted with respect thereto.

                  (m) Absence of Undisclosed Liabilitiesm) Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.1(m), Seller does not have any material liability or obligation of any nature, whether contingent, accrued, absolute, unasserted or otherwise, other than liabilities or obligations reflected in the Financial Statements or the Closing Date Financial Statements.


                  (n) Compliance With Lawn) Compliance With Law. Except as set forth in Schedule 3.1(n), Seller has at all times operated in all respects and is presently in compliance in all material respects with all applicable federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar Person established by any such governmental or political subdivision or agency thereof (collectively, the "Laws"), including but not limited to all applicable domestic and foreign Laws, rules and regulations relating to the safe conduct of business, employment discrimination, wages and hours, employment of illegal aliens, collective bargaining, the payment of withholding and social security taxes, product labelling, antitrust, consumer protection, occupational safety and health, consumer product safety, the importation of goods, product liability, currency exchange, securities and trading with the enemy matters, and to the best of Seller's knowledge no event has occurred which would constitute reasonable grounds for a claim that non-compliance has occurred or is occurring and any non-compliance will not materially and adversely affect the Purchased Assets.

                  (o) Intellectual Property and Intangible Assetso) Intellectual Property and Intangible Assets. Seller owns or possesses valid and binding licenses or other rights to use, whether or not registered, all Intellectual Property and Intangible Assets. Schedule 3.1(o) sets forth a complete and accurate list of all such Intellectual Property and Intangible Assets (identifying those owned and those licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements (including, without limitation, agreements pursuant to which Seller has granted licenses to third parties to use any Intellectual Property or Intangible Asset) relating thereto. All actions necessary to maintain the registered Intellectual Property and Intangible Assets have been taken by Seller. Seller is not required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property or Intangible Assets in connection with the current or prior conduct of its business. The use by Seller of any of the Intellectual Property or Intangible Assets does not violate the proprietary rights of any other Person and no claims have been asserted by any Person with respect to the use of the Intellectual Property or Intangible Assets by Seller. To the best of Seller's knowledge, no Person is infringing upon the Intellectual Property or Intangible Assets. Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property. No Person, other than Seller, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or Intangible Asset. Except as set forth in Schedule 3.1(o), Seller is not a party to any confidentiality, secrecy or similar agreements with third parties.

                  (p) Pending Litigationp) Pending Litigation. Except as set forth in Schedule 3.1(p), there are no actions, suits, claims, enforcement actions, or proceedings pending or threatened against Seller, or any Person by reason of it or he being a director, shareholder, or officer of Seller, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would have a material adverse effect on the business, financial position, or results of operations of Seller, or on Buyer's title to the Purchased Assets; nor is there outstanding any writ, order, decree, or injunction applicable to Seller that (i) calls into question Seller authority or right to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement.

                  (q) Customer Listq) Customer List. Schedule 3.1(q) sets forth a complete and accurate copy of Seller's customer list as of the date first written above. To the best of Seller's knowledge, Seller has not received any notice, whether written or oral, indicating that any of these customers intend to cease doing business with Seller, or to materially alter the amount of business it has previously done or is presently doing with Seller.

                  (r) Purchased Assets; Ownership of Necessary Assets and Rightsr) Purchased Assets; Ownership of Necessary Assets and Rights. The assets, properties and rights included in the Purchased Assets comprise all of the assets, properties, and rights of every type and description, real, personal and mixed, tangible and intangible, used by Seller in, and necessary to, the conduct of the Business as presently conducted. The Purchased Assets and Oil Analyzers are in good condition and repair and have received proper maintenance in the ordinary course of business. The Oil Analyzers and Database on the Closing Date shall be free and clear of all Liens.

                  (s) Subsidiaries and Other Investmentss) Subsidiaries and Other Investments. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture business, trust, or other entity.

                  (t) Disclosuret) Disclosure. No statement, representation or warranty by Seller in this Agreement, including the Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to Seller which has specific application to the Business or, so far as Seller can reasonably foresee, materially threatens in the future, the assets, business, prospects, financial condition or results of operations of the Business which has not been set forth in this Agreement or the Schedules hereto.

                  (u) Financial Statementsu) Financial Statements. Schedule 3.1(u) sets forth the audited financial statements as of September 30, 1995, which include the balance sheet of Seller as at September 30, 1995, statement of operations and retained earnings of Seller for the fiscal year ending September 30, 1995, and statements of cash flows and Shareholders' Equity of Seller for the fiscal year ending September 30, 1995, together with the related notes thereto (collectively, the "Financial Statements") in each case certified by the Chief Financial Officer of Seller. On the Closing Date, Seller shall deliver to the Buyer the unaudited balance sheet of Seller as at September 30, 1996, and an unaudited statement of operations and retained earnings and an unaudited statements of cash flows and Shareholders' Equity of Seller for the twelve month period then ended (collectively, the "Closing Date Financial Statements"). The Financial Statements and the Closing Date Financial Statements are or will be complete and correct in all material respects and fairly present the financial condition of Seller as of the dates thereof and the results of its operations for the fiscal years and periods ended on such dates. The Financial Statements and Closing Date Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (v) Inventoryv) Inventory. All Inventory of Seller was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality; and consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of business less reserves. Seller is not under any liability or obligation with respect to the return of any Inventory in the possession of wholesalers, retailers or other customers except for prepaid kits and partially prepaid kits.

                  (w)      Suppliersw)      Suppliers. Seller has no  knowledge
of any supplier's intention to discontinue or substantially reduce the size or number of transactions it consummates with Seller prior to Closing or will consummate with Buyer upon the consummation of the transactions contemplated herein.

                  (x) No Third Party Optionx) No Third Party Option. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of Seller's assets, properties or rights included in the Purchased Assets or any interest therein, except for those contracts entered into in the ordinary course for the sale of inventory of Seller.

                  (y) Related Party Transactionsy) Related Party Transactions. Except as set forth on Schedule 3.1(y), no officer, supervisory employee or stockholder of the Seller, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor a supplier of the Seller or any organization which has a material contract or arrangement with the Seller or (ii) has any contract or agreement with the Seller, and all such agreements are on arms-length terms. Schedule 3.1(y) describes any transaction which would have to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

                  (z) Capital Structure. Parent is the record and beneficial owner of all the shares of capital stock of Seller listed on Schedule 3.1(z) free and clear of all rights of third parties. All of said shares have been validly issued and are fully paid and nonassessable, and Parent holds all of the voting rights thereunder. Except as reflected on Schedule 3.1(z), no Person holds any option, warrant, convertible security or other right to acquire capital stock (or any security or other instrument convertible into capital stock) of Seller.

         3.2 Buyer3.2 Buyer. Buyer hereby represents and warrants to Seller and Parent, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Closing Date, as follows:

                  (a) Organization and Qualificationa) Organization and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and is duly qualified to do business in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary.

                  (b) Authorization; No Restrictions, Consents or Approvalsb) Authorization; No Restrictions, Consents or Approvals. Buyer has full power and authority to enter into and perform this Agreement, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder. This Agreement has been duly executed by Buyer and constitutes the legal, valid, binding, and enforceable obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated herein or hereby, do not and will not on the Closing Date (i) conflict with or violate any of the terms of Buyer's Certificate of Incorporation or Bylaws or any applicable Law relating to the Buyer, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation, or instrument by which Buyer is bound or to which any property of Buyer is subject, or constitute a default thereunder, or (iii) result in the violation by Buyer of any laws to which Buyer or any assets of Buyer may be subject which would materially adversely affect the transaction contemplated herein. Except as set forth in Schedule 3.2(b), no authorization, consent, or approval of any governmental authority or any other person is necessary or required in connection with the execution and delivery by Buyer of this Agreement or the performance by Buyer of Buyer's obligations hereunder.

Section 4.        Environmental Matters4.   Environmental Matters.

         4.1      Definitions4.1    Definitions. As used in this Agreement,
the following terms have the respective meanings set forth below:

                  "Environmental Compliance Liability" means any and all liabilities, damages and costs arising under, or related to, compliance with any Environmental Law applicable to any of the Real Property, or any operations or assets associated therewith, which may result in claims and/or demands by and/or liabilities to third parties, including but not limited to, governmental entities.

                  "Environmental Conditions" shall mean any and all circumstances with respect to any real property, any and all circumstances with respect to any soils, bedrock formations, surface waters, groundwaters, ponds, wetlands, stream sediments, air and similar environmental media, and any and all circumstances with respect to any of the structures and any of the building and construction materials that may require Response Action and/or that may result in claims and/or demands by and/or liabilities to third parties including, but not limited to governmental entities, and either that:

                           (i)      are or were  previously  located at or near
the property owned and/or  operated by Seller (the property,  environmental media, structures, and other materials are referred to hereafter as the "Facilities"); or that

                           (ii)     result or  previously  resulted  from the
Business or from the  activities  or
events that occur or previously occurred at or near any of the Facilities.

This term shall expressly include, but shall not be limited to, such on-site and off-site circumstances related to any Environmental Notice or other investigation or proceeding under the Comprehensive Environmental, Response, Compensation and Liability Act, 42 U.S.C. ' 9601 et seq. as amended, ("CERCLA") or analogous state statute.

                  "Environmental Laws" means any and all federal, state, local or municipal written and published Laws, rules, orders, regulations, statutes, ordinances, codes, or requirements of any governmental authority regulating or imposing standards of liability or standards of conduct (including common laws) concerning air, water, solid waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, radioactive material, resource protection, subdivision, inland wetlands and watercourses, health protection and other environmental, health, safety, building, land use, and local government concerns.

                  "Environmental  Notice"  shall  mean  any  summons,  citation, directive, order, claim, pleading, proceeding, judgment, notice of potential liability, letter or any other written communication from the United States Environmental Protection Agency ("USEPA"), or from any other federal, state or local agency or authority, or from any other entity or any individual, concerning any intentional or unintentional act or omission which has resulted in or which may result in the Release of any Hazardous Material into the environment, including but not limited to, soils, bedrock formations, surface waters, groundwaters, ponds, wetlands, stream sediments, air or other environmental media, or concerning any violation or alleged violation of Environmental Laws, and shall expressly include actions under CERCLA and the imposition of any lien pursuant to any federal, state or local Environmental Laws.

                  "Hazardous Materials" means any petroleum, petroleum products, fuel oil, waste oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials, pollutants, toxic pollutants, herbicides, fungicides, rodenticides, insecticides, contaminant, or pesticides and including, but not limited to, any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

                  "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping, or as otherwise defined under Environmental laws. This term shall be interpreted to include both the noun form and the verb form, present, past and future tense, as appropriate.

                  "Response Action" means any efforts of any governmental entity, Seller, Buyer, or other Person, or the contractors, subcontractors or agents of any governmental entity, Seller, Buyer, or Person, which are made, designed, initiated, or maintained to address any Environmental Condition or Environmental Compliance Liability and may include investigation, remedial design, site monitoring, containment, mitigation, clean-up, transport, removal, disposal, restoration and other remedial efforts of any kind, including but not limited to the expenses incurred by any governmental entity in evaluating, monitoring or overseeing any Response Action.

         4.2 Environmental Representations and Warranties by Seller and Parent4.2 Environmental Representations and Warranties by Seller and Parent. Seller and Parent, jointly and severally, hereby represent and warrant to Buyer, all of which representations and warranties are true, complete and correct in all respects as of the date hereof and as of the Closing Date:

                  (a) Seller has not received any Environmental Notice seeking any information or alleging any violation of Environmental Laws.

                  (b) No representation, warranty or statement of Seller contained in this Agreement or contained in any exhibit, certificate, schedule or other document furnished by Seller to Buyer, pursuant hereto or in connection with a transaction contemplated herein, contains any untrue statement of a fact or omits disclosing a material fact with regard to environmental matters. The representations and warranties of Seller set forth herein shall survive the Closing and continue subject to Section 8.1 below.

                  (c) Schedule 4.2(c) identifies material safety data sheets ("MSDSs") prepared for all materials used at the Real Property, copies of which shall be provided to Buyer within ten (10) days of the execution of this Agreement. The MSDSs specify all Hazardous Materials and other elements, compounds, mixtures, solutions or substances required to be identified or memorialized in MSDSs under applicable Environmental Laws in connection with the Business or the activities conducted on any of the Real Property at any time prior to the Closing Date. Seller has complied with all applicable filing and notification requirements in effect as of the Closing Date that are required in connection with the Business or any activities conducted on any of the Real Property at any time prior to the Closing Date. Documentation of such compliance shall be made available to Buyer for Buyer's review.

                  (d) Except as described in Schedule 4.2(d), neither Seller, nor to the best of Seller's knowledge any other Person, has caused or permitted any of the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Materials or solid waste at any time prior to the Closing Date, except in compliance with all applicable Environmental Laws. Seller has not caused or permitted, and has no knowledge of, the Release of any Hazardous Materials that occurred at, affected, or related to the Business, any of the Real Property, or any of the activities conducted thereon, whether on-site or off-site of the Facilities, at any time prior to the Closing Date, except for Releases in compliance with all Environmental Laws. All plants, buildings or structures owned, leased or used by Seller at any of the Real Property and all machinery and equipment located at any of the Real Property complies in all material respects with all applicable federal, state and local Environmental Laws and all Licenses and Permits. Except as described in Schedule 4.2(d), the Facilities and the Real Property, do not contain any Hazardous Materials and no such materials are located on, in, or under any of the Facilities or any of the Real Property except in compliance with all Environmental Laws. Except as described in
Schedule 4.2(d), the Facilities and Real Property, do not to the best of Seller and Parent's knowledge, contain any asbestos and no asbestos is located on, in or under any of the Facilities or any of the Real Property. Any and all underground and above-ground tanks at any of the Real Property are in compliance in all material respects with any and all requirements of Environmental Laws and such requirements do not mandate the removal or retrofitting of such tanks at any time prior to the fifth anniversary of the Closing Date. Any and all removals of any tank or any contaminated soil at any of the Real Property has been carried out in compliance in all material respects with all applicable Laws, including but not limited to all Environmental Laws and all Licenses and Permits. No condition, circumstance or set of facts in existence as of the Closing Date constitutes a significant hazard to health, safety, property or the environment for which Seller is or may be liable.

                  (e) Legal Compliance. Except as set forth on Schedule 4.2(e), the Business, the Real Property, and Seller's historical use thereof and operation therein were and are, to the best of Seller and Parent's knowledge, in compliance with all Environmental Laws. There are no environmental proceedings, either instituted or, to the best of Seller and Parent's knowledge, planned to be instituted, which would detrimentally affect the Business, the use and operation of the Real Property for the purposes that Seller presently uses and operates the Real Property, or the value of the Real Property.

         4.3      Seller's and Parent's Obligations4.3   Seller's and Parent's
 Obligations.

                  (a)  Seller   acknowledges   that  present,   past  or  future
Environmental Conditions and Environmental Compliance Liability may or will exist which could require Response Action and/or may result in claims and/or demands by and/or liabilities to third parties, including, but not limited to, governmental entities. It is the obligation of Seller, at its sole cost and expense, to comply or ensure compliance in all material respects with, any and all matters arising out of any and all Laws, agreements with governments, or court or administrative orders that: (i) concern or relate to on-site or off-site Environmental Conditions or Environmental Compliance Liability, particularly potential future CERCLA liability and that (ii) arise from matters, circumstances, or requirements in existence prior to or as of the Closing Date. It is the further joint and several obligation of Seller and Parent, at their sole cost and expense, to indemnify, defend, and hold the Buyer harmless from, against, and with respect to all Losses related to said matters, circumstances, or requirements. Such obligations, and any liability, damage, or cost that Seller may have for any breach thereof, shall survive the closing. In the event that Buyer is notified by a third party or governmental entity or discovers the existence of any Environmental Condition, the result of which may require Response Action or form the basis for the assertion of a claim by any third party, including claims of governmental entities, Buyer shall promptly notify Seller thereof, and Seller and Parent shall, at their sole cost and expense, proceed with due diligence to take the appropriate action and respond thereto. In the event that Seller fails to proceed with due diligence, Buyer may, at its option, proceed to take the appropriate action and shall continue to have all rights to indemnity and reimbursement as set forth in this Agreement. In such event, Buyer shall assign to Seller or its assigns all monetary rights and monetary claims against third parties.

                  (b) Seller and Parent acknowledge that certain permitting and regulatory compliance requirements of Environmental Laws that existed prior to or as of the Closing Date may result in claims and/or demands by and/or liabilities to third parties, including but not limited to governmental entities, after the Closing Date. Seller and Parent, jointly and severally, shall assume all liabilities, damages, costs, duties and responsibilities imposed by or arising from such permitting and compliance requirements. In such event, Buyer shall assign to Seller or its assigns all monetary rights and monetary claims against third parties.

                  (c) Seller shall, not later than ____ days after the Closing Date, at Seller and Parent's sole cost and expense, proceed with due diligence to investigate and resolve, to the reasonable satisfaction of Buyer, the following identified potential environmental liabilities: ____________. If Seller or Parent fail to so proceed with due diligence, Buyer may, at Buyer's option, proceed to take appropriate action without affecting or modifying in any way whatsoever any of Buyer's rights to indemnity or reimbursement set forth in this Agreement. Nothing in this Section 4.3(c) shall limit, affect, or modify in any way whatsoever any of Buyer's rights to indemnity or reimbursement set forth in this Agreement.

                  (d) Except as set forth on Schedule 4.3(d), all Licenses and Permits will be effectively transferred or assigned to Buyer at the Closing. Copies of the Licenses and Permits shall be provided to Buyer within ten (10) days after the signing of this Agreement.

Section 5.        Covenants Prior to Closing5.       Covenants Prior to Closing.

         5.1 Seller and Parent's Covenants5.1 Seller and Parent's Covenants. Seller and Parent covenant that, except as otherwise consented to in writing by Buyer, from and after the date hereof until the Closing or the earlier termination of this Agreement:

                  (a) Except as set forth in Schedule 5.1(a), the Business will be conducted only in the ordinary course and in the same manner as heretofore conducted except as required by this Agreement; and Seller will use reasonable efforts consistent with past practice to preserve the organization of the Business, the services of the present officers, employees, agents, and representatives thereof and continuing business relationships with suppliers, customers, clients and others having business relations with Seller.

                  (b) Except with the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed:

                           (i)      No contract, lease, license, obligation,
indebtedness, commitment, purchase or sale will be entered into, assumed or made by Seller except in the ordinary course of business of the Business;

                           (ii)     Seller will not enter into or assume any
mortgage,  pledge, conditional sale or
other title retention agreement, or permit any Lien to be placed upon any of the Purchased Assets, whether now owned or hereafter acquired (other than Liens arising by operation of Law in the ordinary course of business); and

                           (iii)    Seller shall not make any commitment for
any capital expenditure whatsoever.

                  (c) All real property, machinery and equipment and other operating properties used in the Business will be kept and maintained in good repair and working order (ordinary wear and tear excepted) on a basis consistent with past practices of the Business, and Seller will duly observe and conform to all material terms and conditions upon or under which any of such properties are held.

                  (d) Seller will use its best efforts to maintain in full force and effect in all material respects all insurance coverages for the Business currently in effect and shall undertake to obtain equivalent replacement coverage with respect to any policies hereafter canceled or terminated.

                  (e) Neither Parent, Seller nor any affiliate of Seller or Parent shall solicit, initiate or encourage any inquiries regarding any Acquisition Proposal (as hereinafter defined), or participate in any negotiations concerning, or knowingly provide any information to any person known to be making or proposing to make (or any other person acting on behalf of or in conjunction with such person) any Acquisition Proposal; nor shall Seller or Parent or any affiliate of Seller or Parent enter into any contract, agreement, arrangement or understanding, or participate in discussions or negotiations, relating to an Acquisition Proposal. As used herein an "Acquisition Proposal" shall mean any proposal for the sale, transfer or other conveyance of all or any part of the capital stock of Seller or of the Purchased Assets, directly or indirectly, to any person, other than (i) the sale of inventory in the ordinary course of business of the Business including customary transfers or dispositions of inventory or fixed assets for scrap, and (ii) dispositions of surplus or obsolete fixed assets; provided, however, an Acquisition Proposal shall not include any of the foregoing transactions involving Buyer or any affiliate of Buyer.

         5.2 Access5.2 Access. From and after the date hereof and until the Closing or the termination of this Agreement, Seller shall, upon reasonable prior notice, give to Buyer and to Buyer's counsel, accountants, consultants and other representatives and designees, reasonable access during normal business hours to the offices, properties, Facilities, agreements, records, and executive or management personnel of Seller and will furnish to Buyer copies of all documents and all such information concerning the properties and affairs of the Seller as Buyer may reasonably request.

         5.3 Cooperation5.3 Cooperation. Buyer, Seller and Parent agree (a) to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated hereby and in making or causing to be made any such filings promptly and in seeking to obtain in a timely manner any such consents; and (b) to use all reasonable efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. Buyer, Seller and Parent shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing.

         5.4 Environmental Site Assessment5.4 Environmental Site Assessment. Buyer shall have the right, at any time on or after the date of this Agreement, and from time to time, to conduct one or more environmental site assessments of Seller's Facilities and Real Property. The environmental site assessments shall be made by such competent environmental consulting firms as Buyer may select and may include without limitation, a visual inspection of the properties of the Seller, a review of the Seller's records, discussions with the employees of the Seller, soil, groundwater and other samplings and a review of the Seller's compliance with OSHA regulations and Environmental Laws. Seller agrees to provide Buyer and Buyer's representatives with such information concerning past or present uses of, or conditions pertaining to, the operations of the Seller as Buyer, or Buyer's representatives, may reasonably request. From and after the date of this Agreement, Seller agrees to permit Buyer and Buyer's representatives, access to the premises of the Seller from time to time for the purpose of conducting such environmental assessments, surveys, examinations, and inspections, tests and analysis as Buyer shall deem necessary or desirable. Seller and Parent, jointly and severally, will indemnify and hold harmless Buyer and Buyer's representatives from and against any claims, liabilities or damages which they may suffer arising from such environmental site assessments, other than claims, liabilities or damages caused by the negligence or willful misconduct of Buyer or Buyer's representatives. If Buyer determines, in its sole and absolute discretion, that the results of such environmental site assessments are unsatisfactory, then Buyer shall have the right, exercisable by written notice to Seller, to terminate its obligations under this Agreement. If Buyer shall elect to terminate this Agreement in accordance with this Section, such termination shall be without any liability whatsoever on account of such termination to Buyer or Seller or Parent, unless there has been a breach of a representation or warranty under this Agreement by the Seller or Parent.

         5.5      Compliance with Bulk Transfer Law5.5       Compliance  with
Bulk Transfer Law. Seller, Parent and Buyer hereby waive compliance with the bulk transfer laws of the State of Georgia.

Section 6.        Closing6.         Closing.

         6.1 Conditions to Buyer's Obligations6.1 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement, including, without limitation, the obligation to consummate and effect the purchase of the Purchased Assets, shall be subject to satisfaction of the following conditions, unless waived by Buyer:

                  (a) Seller and Parent shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (b) All representations and warranties of Seller and Parent herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of and with reference to such date.

                  (c) All consents, approvals, certificates and authorizations required to be obtained by Seller, Parent and/or Buyer in connection with the sale of the Purchased Assets, including without limitation, all approvals by and clearances from all governmental authorities, lenders, and other third parties, shall have been obtained and no such consent, approval or authorization shall be subject to any condition which is unduly burdensome; and as of the Closing Date, no legislation, rule or regulation shall have been enacted or deemed applicable to the transactions contemplated by this Agreement which would materially interfere with or restrict the use and operation of the Business after the Closing or materially detract from the value of the Assets.

                  (d) Seller shall have obtained written consents to the assignment to Buyer of each Lease and Contract listed on Schedule 3.1(f) or
Schedule 3.1(g) with respect to which a consent is required in connection with the consummation of the transactions contemplated by this Agreement.

                  (e) There shall not have occurred, since September 30, 1995, except as set forth in Schedule 3.1(c) any material adverse change with respect to the Business, financial condition, results of operations, prospects, assets or backlog of the Seller.

                  (f) Seller shall have afforded Buyer and Buyer's representatives reasonable access to the Facilities and Real Property, utilized by the Seller in the conduct of the Business for the purpose of conducting facility surveys, and the results of such surveys shall have been satisfactory in all respects to Buyer in its sole and absolute discretion.

                  (g) The environmental site assessments referred to in Section 5.4, if any, shall have been completed and the results thereof shall have been satisfactory to Buyer in its sole and absolute discretion.

                  (h) Seller shall have executed and delivered to Buyer all documents necessary to convey title to the Purchased Assets to Buyer as contemplated by this Agreement.

                  (i) Buyer shall have entered into an Employment and Non-Competition Agreement (the "Employment Agreement") with each of Robert C. Starling, Jerry A. Baldridge, Donald J. Baldridge and Marvin Griffin (collectively, the "Employees").

                  (j) Buyer shall have obtained written consents to assignments of all Assumed Leases of real property, pursuant to which Seller is a lessee, executed by the lessors.

                  (k) The agreements between Seller and certain related parties set forth on Schedule 6.1(k) shall have been terminated, and Seller and Buyer shall have been released from all liability or obligation whatsoever therefor.

                  (l) Buyer and Seller shall have entered into the Escrow Agreement.

                  (m) Seller shall have provided to Buyer a complete and accurate schedule including an aging schedule for all of Seller's Accounts Receivable as of not more than two business days prior to the Closing Date.

                  (n) Buyer and Seller shall have entered into Assignment and Assumption Agreements with respect to all Assumed Leases of real property.

         6.2      Conditions to Seller's Obligations6.2       Conditions    to
Seller's     Obligations.     The obligations  of Seller under this  Agreement,
including, without limitation, the obligation to consummate and effect the sale of the Purchased Assets shall be subject to satisfaction of the following conditions, unless waived by Seller:

                  (a) Buyer shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (b) All of the representations and warranties of Buyer herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing Date as though made on, as of, and with reference to such date.

                  (c) All consents, approvals and authorizations required to be obtained by Seller in connection with the sale of the Assets, including all approvals by and clearances from all governmental authorities, have been obtained.

                  (d) Buyer shall have entered into the Employment Agreement with Employees.

                  (e) Buyer shall have entered into the Support Agreement with On-Site Analysis, Inc.

                  (f) Buyer and Seller shall have entered into the Escrow Agreement.

                  (g) Buyer and Seller shall have entered into Assignment and Assumption Agreements with respect to all Assumed Leases of real property.

         6.3 Conditions to Seller's and Buyer's Obligations6.3 Conditions to Seller's and Buyer's Obligations. The obligations of Seller and Buyer to consummate and effect the sale of the Purchased Assets pursuant to this Agreement shall be subject to the following additional condition, unless waived by Seller and Buyer:

                  (a) No injunction or temporary restraining order shall have been granted restraining or prohibiting the consummation of the transactions contemplated by this Agreement, and no action, suit or other proceeding instituted by any federal, state, or local governmental authority seeking such an injunction or order shall be pending or threatened.

         6.4      Buyer's Closing Documents6.4       Buyer's  Closing
Documents.   At  the  Closing,   Buyer  will deliver to Seller, in form and
substance reasonably satisfactory to Seller and consistent with this Agreement:

                  (a)  An  instrument   of   assumption   assuming  the  Assumed
Obligations, which instrument shall have terms and conditions conforming to this Agreement.

                  (b) Copies of consents of the board of directors of Buyer authorizing the execution and delivery of, and performance of Buyer's obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

                  (c) A Good Standing Certificate for Buyer issued by the Secretary of State of the jurisdiction of its incorporation and dated not more than twenty business days prior to the Closing Date.

                  (d) A certificate of an officer of the Buyer certifying and warranting that the representations, warranties and agreements of the Buyer contained in this Agreement are true and accurate in all material respects as of the Closing Date and that Buyer has satisfied and performed all of its respective obligations hereunder.

         6.5 Seller's Closing Documents6.5 Seller's Closing Documents. At the Closing, Seller and Parent will deliver to Buyer, in form and substance reasonably satisfactory to Buyer, all consents required under the Contracts, and appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to Buyer of the Purchased Assets as contemplated hereby and necessary to place Buyer, its officers, agents and employees in full possession and enjoyment of all Purchased Assets as contemplated hereby, including the following:

                  (a) A Bill of Sale and Assignment, containing such covenants and warranties of title as are consistent with Seller's representations and warranties under this Agreement and providing for full substitution and subrogation of Buyer in and to all covenants and warranties by others theretofore given or made in respect of such assets, and such other instruments of assignment or transfer as shall be necessary or reasonably desirable to vest in Buyer all of Seller's right, title and interest in and to all Contracts, Intellectual Property, Intangible Assets, Personal Property, Assumed Leases and other intangible property of Seller to be sold or transferred to Buyer under this Agreement.

                  (b) Copies of resolutions adopted by the board of directors of Seller and Parent authorizing the execution and delivery of, and performance of Seller and Parent's obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of Seller and Parent.

                  (c) A Good Standing Certificate for Seller and Parent issued by the Secretary of State of the jurisdiction of their respective incorporation and dated not more than twenty business days prior to the Closing Date.

                  (d) A certificate of the President of Seller and Parent, certifying and warranting that the representations, warranties and agreements of Seller and Parent contained in this Agreement are true and accurate in all material respects as of the Closing Date and that Seller and Parent have satisfied and performed all of their respective obligations hereunder.

                  (e) An opinion, addressed to Buyer and dated the Closing Date, of Cohen, Chernay, Norris, Weinberger & Harris, counsel to Seller and Parent.

                  (f) Evidence of any authorization, consent, approval or filing with any public body or governmental authority or any other Person necessary in connection with this Agreement.

                  (g)      The Closing Date Financial Statements.

                  (h) Such other documents as Buyer shall reasonably request.

         6.6      Closing Apportionments6.6 Closing Apportionments.

                  (a) The following items shall be apportioned as of the close of business on the day immediately prior to the Closing Date (with such meter readings as shall be appropriate) and paid by Seller or Buyer to the other, as the case may be, or credited against the Purchase Price, in respect of all periods prior to the Closing Date;

                           (i)      All water,  utility and other similar
charges, and sewer rent and assessments, affecting the portion of Seller's real property which constitutes part of the Purchased Assets;

                           (ii)     All lease and other payments required to be
paid under the Assumed Obligations;

                           (iii)    Excluding  Transfer Taxes, all real,
intangible, use and personal property or similar taxes levied on property of Seller used in connection with the Business;

                           (iv)     All payroll and related  payroll  taxes and
benefits of Seller with respect to employees of Seller hired by Buyer.

                  Buyer shall pay all taxes and assessments after the Closing Date, and Seller or Parent shall immediately upon receipt of a bill therefor, including satisfactory documentation of the amounts so invoiced, pay to Buyer, Seller's pro rata portion thereof attributable to all periods prior to the Closing Date.

                  (b) The above-described adjustments (i) shall be determined in accordance with generally accepted accounting principles, consistently applied or, with respect to Real Property taxes, assessments and utility charges, in accordance with the custom of the Bar Association for the county in which such Real Property is located; and (ii) shall, to the extent practicable, be paid by Seller and Parent to Buyer or by Buyer to Seller, as the case may be, at the Closing, by wire transfer, subject to verification, or an adjustment may be made in the Purchase Price therefor. In no event shall Buyer make any payment to Seller under this Section 6.6 for any item which is included in the Purchased Assets.

                  (c) The provisions of this Section 6.6 shall survive the Closing. Any errors or omissions in computing apportionments at the Closing, or any recomputations required as a result of facts that become known after the Closing shall be corrected as soon as practicable thereafter.

Section 7.        Additional Covenants7.    Additional  Covenants.  If  Closing
occurs hereunder, then from and after the Closing Date, the parties hereto shall be bound by the following covenants:

         7.1 Post-Closing Access7.1 Post-Closing Access. Buyer shall, following the Closing, give to Seller and its respective authorized representatives such reasonable access, at Seller's cost and expense, during normal business hours and upon prior notice, to books and records constituting part of the Purchased Assets (including without limitation all such accounting books and tax records) as Seller may reasonably require in connection with the preparation and filing of tax returns, collection by Buyer of the Accounts Receivable, audits or any claim made by any party with respect to a liability or obligation that is not an Assumed Obligation.

         7.2      Covenant Not to Compete7.2Covenant Not to Compete.

                  (a) Seller and Parent hereby covenant and agree that for the period commencing with the Closing Date and ending five (5) years from such date, Seller and Parent shall not, within any geographic area in which Seller has done business (the "Area") directly or indirectly own, manage, operate, finance, join, control, or participate in the ownership, management, operation, finance or control of, or be connected with, in any manner, any entity, business enterprise or operation engaged in the design, manufacture, marketing, sale, licensing or research and development relating to the Business, related technologies, developments, inventions, improvements, or technical information or the commercial laboratory oil analysis business.

                  (b) In addition to the restrictions imposed by Section 7.2(a), Seller and Parent hereby covenant and agree that for the period commencing with the Closing Date and ending five (5) years from such date, Seller and Parent shall not, directly or indirectly, within the Area: (i) solicit or accept business from any Person which was a customer of Seller at or anytime prior to the date hereof, including actively sought prospective customers, for the purposes of providing products or services customarily offered by or relating to the Business; (ii) induce or attempt to induce or influence any employee of Buyer to terminate his or her employment with Buyer, (iii) engage in any business which is in competition with any business of Seller which is involved in the Business or in which Seller now engages or at this time contemplates becoming involved in including, without limitation, any related product lines of the Business, or (iv) solicit or accept business from Penske Truck Leasing, Inc. for any matters whether or not relating to the Business for a period commencing with the Closing Date and ending one year from such date.

                  (c) Seller and Parent shall not, and shall not permit any of their subsidiaries or affiliates, to own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, directly or indirectly, any business conducted under the name United Testing Group, Spectro Metrics, PSI or Pro-Tech or any name similar to the names United Testing Group, Spectro Metrics, PSI or Pro-Tech or any derivatives thereof without the prior written consent of Buyer.

                  (d) Seller and Parent shall, and shall cause their respective subsidiaries and affiliates, to hold in confidence and refrain from disclosing, publishing or making use of all knowledge and information of a confidential nature relating to the Business prior to the Closing Date, except knowledge and information which (i) is or becomes generally available to the public other than as a result of a disclosure prohibited hereby, (ii) is required to be disclosed by Law, or (iii) is used in On-Site Analysis, Inc. in the business of On-Site Analysis, Inc. and not in contravention of any other provisions of this Agreement.

                  (e) For the purposes of this Agreement, the words "directly or indirectly" as used in Section 7.2 herein shall include, but not be limited to,
(i) acting as an agent, officer, director, representative, consultant, independent contractor, or employee of any entity or enterprise, and (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, member, joint venturer, material creditor or stockholder (except as a stockholder holding less than five percent (5%) interest in a corporation whose shares are traded on a national securities exchange or in the over-the-counter market unless the Seller controls such corporation, either alone or with others).

                  (f) Seller and Parent acknowledge that their expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by Seller or Parent of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and such a breach of any of the provisions contained in this Agreement will cause Buyer irreparable injury and damage. Seller and Parent further acknowledge that they possess unique skills, knowledge and ability and that competition by them, in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Buyer. By reason thereof, Seller and Parent agree that Buyer shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent a breach or curtail any breach or threatened breach of this Agreement by Seller or Parent; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

                  (g) Notwithstanding the foregoing, the Seller and Parent shall be permitted to compete by operating an on-site oil analyzer business and acting as franchisor or otherwise in connection with mini-lab franchises except that the Seller and Parent shall remain bound by the terms of Section 7.2(b)(iv).

         7.3 Nondisclosure7.3 Nondisclosure. If this Agreement and the transactions provided for herein shall be terminated or abandoned for any reason whatsoever, each party shall return to the other parties any and all proprietary, confidential and secret information and data furnished to such party in connection herewith and hold in confidence its knowledge of any and all such proprietary, confidential and secret information or data and not disclose or publish the same directly or indirectly (a) without the prior written consent of such other party or (b) until the same has been theretofore publicly disclosed by such other party or otherwise ceased to be secret or confidential as evidenced by general public knowledge; provided, however, that each party shall have the right to disclose such information, without consent but with prior notice to the other party to the extent that (x) such party is required by Law to do so, or (y) such disclosure is required in connection with litigation pertinent to such information. The foregoing provisions are intended to supplement and not supersede any existing confidentiality agreement between the parties.

         7.4      Cooperation in Third-Party Litigation

                  (a) After the Closing, Seller and Parent shall provide such cooperation as Buyer or its counsel may reasonably request in connection with
(i) any proceedings related to the Business other than the Excluded Assets or the Excluded Obligations; (ii) Seller's conduct of the Business prior to the Closing which are hereafter pending or threatened and to which Buyer is a party,
(iii) any proceedings for which Seller is entitled to indemnification from Buyer under Section 8.3. Such cooperation shall include, but not be limited to, making employees of Seller and Parent available upon the reasonable request and at the expense of Buyer or its counsel to consult with and assist Buyer and its counsel in connection with any such proceedings and to prepare for and testify in any such proceedings, including depositions, trials and arbitration proceedings.

                  (b) Buyer agrees that after the Closing, Buyer shall provide such cooperation as Seller and Parent or their counsel may reasonably request in connection with (i) pending or threatened proceedings set forth in Schedule 3.1(p); (ii) any proceedings relating to the Business which are hereafter pending or threatened and to which Seller is a party; and (iii) any proceedings for which Buyer is entitled to indemnification from Seller or Parent under
Section 8.2 hereof. Such cooperation shall include, but not be limited to, making employees of Buyer available upon the reasonable request and at the expense of Seller or Parent or their counsel to consult with and assist Seller or Parent and their counsel regarding any such proceedings and to prepare for and testify in connection with any such proceedings, including depositions, trials and arbitration proceedings.

                  (c) The provisions of this Section 7.4 are not intended to conflict with, and shall not override the provisions of Section 8 hereof.

         7.5 Discharge of Business Obligations7.5 Discharge of Business Obligations. From and after the Closing Date, Seller and Parent shall pay and discharge when due all obligations and liabilities of Seller incurred prior to the Closing Date (except for the Assumed Obligations), and in furtherance of the foregoing shall discharge on a timely basis all such liabilities or obligations to employees, trade creditors, suppliers and customers.

         7.6 Change of Business Name7.6Change of Business Name. As of the Closing Date, (a) Seller and any affiliate of Seller whose name includes "United Testing Group" shall change its name to a name which does not include "United Testing Group" and is reasonably acceptable to Buyer and (b) Seller, and Seller's affiliates shall cease using the name "United Testing Group," or any confusingly similar name, on any stationery or for any other on-going business purposes.

         7.7 Further Assurances7.7 Further Assurances. Seller and Parent from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Purchased Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         7.8      Accounts Receivable

         (a) Commencing on the Closing Date, Buyer shall collect Seller's Accounts Receivable existing as of the Closing Date. Buyer shall collect the Accounts Receivable using the same standards of collection that Buyer uses in collecting Buyer's own accounts receivable. Every thirty (30) days after the Closing Date, Buyer shall remit to Seller the amount of Accounts Receivable collected by Buyer during the immediately preceding thirty (30) day period. Buyer's obligations under this Section 7.8 shall terminate with respect to any Accounts Receivable remaining unpaid one hundred eighty (180) days after the Closing Date. At that time, Buyer shall forward to Seller copies of all the documentation concerning the unpaid Accounts Receivable and Seller shall be responsible for all collection efforts relating thereto. For the purpose of this
Section 7.8, "Accounts Receivable" shall mean all invoices for services rendered and completed by Seller prior to the Closing Date and which have been mailed to customers prior to the Closing Date for which payment has not yet been received by Seller.

         (b) Buyer and Seller agree that Buyer shall reduce from the payments required under subsection (a) above, any reasonable amounts paid by Buyer for invoices or other costs relating to the collection of Accounts Receivable.

         7.9 Management Fee7.9 Management Fee. Parent shall pay to Buyer a management fee of One Hundred Twenty Thousand Dollars ($120,000) (the "Management Fee") for the use of Robert C. Starling's consulting services for the period commencing on the Closing Date and ending one year from such date (the "Consulting Term"). The Management Fee shall be payable to Buyer by Parent in two lump sum payments of Sixty Thousand Dollars ($60,000), the first to be paid to Buyer on the Closing Date by a credit to the Purchase Price as set forth on Schedule 2.4, and the second to be paid to Buyer on the six month anniversary of the Closing Date by wire transfer to the account indicated by Buyer. Parent shall promptly reimburse Buyer for those travel and entertainment related expenses incurred by Robert C. Starling as a result of the services performed by him on behalf of, or at the request of, Parent. Buyer shall have the immediate right, exercisable with reasonable notice to the extent possible to Parent or Seller, to offset the Management Fee and any reimbursement of travel and entertainment expenses as noted in the previous sentence due Buyer hereunder on the sixth month anniversary of the Closing Date against amounts then owing or to become owing by Buyer to Seller pursuant to Section 7.8 hereof. In exchange for the Management Fee, Robert C. Starling shall be available to Parent on an as-needed basis up to a maximum of 8 hours per week of the Consulting Term. If Robert C. Starling's employment with Buyer is terminated prior to the end of the Consulting Term, Parent shall be entitled to a refund of the Management Fee paid as it relates to the unexpired portion of the Consulting Term.

         7.10 Database7.10 Database. The database and related source code information used in connection with the operation of the oil analysis laboratory of the Business (the "Database") shall be leased to Buyer by Seller for the period commencing with the Closing Date and ending ten (10) years from such date for the aggregate lease amount of One Hundred Thousand Dollars ($100,000) (the "Database Rental"). The Database Rental shall be payable to Seller by an increase to the Purchase Price as set forth on Schedule 2.4. At the expiration of the Database lease term hereunder, the ownership of the Database shall automatically revert to the Buyer and shall be free and clear of all Liens and become the sole property of the Buyer. Seller shall provide such documentation as is reasonably necessary or required by Buyer to transfer and convey the Database to Buyer, such transfer to be free and clear of all Liens.

         7.11 Oil Analyzers7.11 Oil Analyzers. Two new on-site oil analyzer units ("Oil Analyzers") shall be leased to Buyer by Seller for the period commencing with the Closing Date and ending three (3) years from such date (the "Analyzer Term") for the aggregate lease amount of One Hundred Thousand Dollars ($100,000) (the "Analyzer Amount"). The Analyzer Amount shall be payable to Seller by Buyer by an increase to the Purchase Price as set forth on Schedule
2.4. At the expiration of the Analyzer Term, the ownership of the Oil Analyzers shall automatically revert to the Buyer and shall be free and clear of all Liens and become the sole property of Buyer. Seller shall provide such documentation as is reasonably necessary or required by Buyer to transfer and convey title to the Oil Analyzers to Buyer, such transfer to be free and clear of all Liens.

         The Oil Analyzers shall be shipped to the Buyer at the Seller's sole cost and expense to those locations identified by the Buyer in the United States on the Closing Date for receipt by the Buyer within thirty (30) days of the Closing Date.

         Seller, at its sole cost and expense, shall maintain and repair the Oil Analyzers during the Analyzer Term.

         7.12 Health Benefits7.12 Health Benefits. The Seller agrees, for the period commencing with the Closing Date and ending at midnight on December 31, 1996 (the "Health Period"), at its sole cost and expense, to provide the employees set forth on Schedule 7.12 with group health benefits, medical and dental benefits, short-term disability insurance benefits as were similarly provided to such employees by Seller and/or Parent immediately prior to the Closing Date. Buyer shall withhold amounts as are required from such employees paychecks during the Health Period for each employee's contribution and forward such withholding to Seller. Buyer shall promptly reimburse Seller for all short-term disability claims paid by Seller to the employees set forth on
Schedule 7.12 for short-term disability claims incurred during the Health Period. Buyer agrees to notify the employees set forth on Schedule 7.12 in accordance with applicable law of the changes to the group health benefits, medical and dental benefits, and short-term disability insurance benefits to be received by said employees upon the expiration of the Health Period.

         7.13 Prepaid Kits7.13 Prepaid Kits. Seller and/or Parent shall promptly reimburse Buyer for all costs and expenses, net of restocking charges, incurred with respect to Prepaid Kits returned to Buyer by customers that demonstrate that they paid for the Prepaid Kits prior to the Closing Date for the period commencing on the Closing Date and ending six months from such date (collectively, the "Prepaid Returns"). Buyer shall have the immediate rights, exercisable with reasonable notice to the extent possible to Parent or Seller, to offset the Prepaid Returns due Buyer against amounts then owing or to become owing by Buyer to Seller pursuant to Section 7.8.

         7.14 Support Agreement7.14 Support Agreement. Subsequent to the Closing Date and with respect to the matters set forth on Schedule 7.14, Buyer and Parent shall enter into a Support Agreement with respect to those matters set forth on Schedule 7.14.

         7.15 Terminated Employees7.15 Terminated Employees. Without limiting the Excluded Obligations, four employees of the Seller, including Leonard Allen, Angela Gorecki, Carla Johnson and Frank Taylor, will not be hired by the Buyer subsequent to the Closing and the employment of said employees will be terminated by the Seller as of the Closing Date. Seller shall be solely responsible for all severance and termination related benefits for said employees.

Section 8.        Survival of Representations and Warranties; Indemnificationon.

         8.1 Survival of Representations and Warranties and Covenants8.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of Buyer, Seller and Parent set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for the following periods:

                  (a) with respect to representations, warranties, covenants, and obligations arising under Section 3.1(d), Section 3.1(e), Section 3.1(z),
Section 4 and Section 10.1 of this Agreement, for an indefinite period of time; and

                  (b) for all other matters a period equal to the greater of (i) the applicable statute of limitations or (ii) a period of three (3) years.

         8.2  Indemnification by Seller and Parent8.2  Indemnification by Seller
and Parent. In addition to and not in limitation of Seller and Parent's indemnification obligations set forth elsewhere in this Agreement, Seller and Parent shall, jointly and severally, defend, indemnify, and hold harmless Buyer and its affiliates and their respective officers, directors, shareholders, agents and employees (individually, a "Buyer Indemnitee" and collectively the "Buyer Indemnitees"), from and against any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees), whether or not resulting from third party claims (collectively, "Losses"), suffered by a Buyer Indemnitee, which arise out of or result from:

                  (a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by Seller or Parent in this Agreement or in any document, certificate or affidavit delivered by Seller or Parent pursuant to the provisions of this Agreement;

                  (b) any Environmental Condition or Environmental Compliance Liability, as those terms are defined in this Agreement, including the exposure of any Person or property or facility to any Environmental Condition, regardless of whether any Environmental Condition, the exposure thereto or any Environmental Compliance Liability resulted from activities of Seller or Seller's predecessor in interest;

                  (c) CERCLA or similar state law, for materials handled by or on the premises on which Seller conducts its business or for the conduct of Seller or Seller's business whether on-site or elsewhere, on or prior to the Closing;

                  (d) any obligation, liability, debt or commitment of Seller which is not an Assumed Obligation (or is an Excluded Obligation), whether or not paid by Buyer; and

                  (e) any claims by any Person arising out of or due to the failure to comply with the bulk transfers laws, fraudulent conveyance or other laws for the protection of creditors of the State of Georgia, including, without limitation, any claims by any Person against all or any part of the Purchased Assets.

                  (f) any other matter related to the conduct of the Business by Seller or any predecessor or the use or ownership of the Purchased Assets prior to the Closing (including, but not limited to, all acts, omissions and conditions existing or occurring prior to the Closing for which any of the Buyer Indemnitees is alleged to be liable pursuant to any successor or similar theory of liability).

         8.3 Indemnification by Buyer8.3 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless, Seller and Parent and Parent and Seller's respective officers, directors, agents and employees (individually, a "Seller Indemnitee" and collectively the "Seller Indemnitees") from and against any and all Losses, suffered by a Seller Indemnitee, which arise out of or result from
(a) any inaccuracy or misrepresentation in or breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or in any document, certificate or affidavit delivered by Buyer pursuant to the provisions of this Agreement; (b) any Taxes arising from the operation by Buyer after the Closing Date of the Business purchased by Buyer; or
(c) any of the Assumed Obligations.

         8.4      Indemnification Payments.    Subject  to  Section   8.6,  all
indemnity payments, whether by Buyer, Seller or Parent, to be made under this Agreement shall be made in immediately available funds.

         8.5      Procedure for Third Party Claims

                  (a) Notice to the indemnifying party shall be given promptly after receipt by any Seller Indemnitee or Buyer Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the party asserting such claim or initiating such action. The indemnifying party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim. In the event that the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

                  (b) With respect to actions as to which the indemnifying party does not exercise its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall be obligated to pay the reasonable attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses related to claims as to which indemnification is payable under Sections 8.2 or 8.3, as such expenses are incurred.

                  (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         8.6 Set-Off8.6 Set-Off. In the event Buyer becomes entitled to indemnification pursuant to Section 8, Buyer shall have the immediate right, exercisable with reasonable notice to the extent possible to Seller and Parent, to offset the amount of any such indemnity claim against amounts then owing or to become owing by Buyer to Seller or Parent under this Agreement, or the Support Agreement, or the Escrow Agreement or otherwise. The rights of Buyer under this Section 8.6 shall be in addition to, and not in limitation of, any other rights which it may have.

         8.7 Remedies Cumulative8.7 Remedies Cumulative. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party. Nothing contained in Section 8 shall be construed in any way to limit, impair or modify any provisions of this Agreement or to otherwise impose any additional liability or obligation on Buyer at any time for any liability or obligation of Seller or Parent other than Buyer's obligation to indemnify Seller or Parent hereunder.

         8.8 Successors8.8 Successors. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the parties hereto shall not affect in any manner the obligations of the parties pursuant to Section 8 or any other term or provision of this Agreement, and the parties covenant and agree to make adequate provision for their liabilities and obligations hereunder in the event of any such transaction.

         8.9 Limits on Indemnification8.9 Limits on Indemnification. Notwithstanding the provisions of Sections 8.2 and 8.3 above, neither the Buyer Indemnitees nor the Seller Indemnitees shall be entitled to receive indemnification under this Agreement for a claim relating to a breach of a representation or warranty contained herein until the aggregate amount of indemnification claims they shall have asserted hereunder shall exceed Five Thousand Dollars ($5,000); provided that if the Buyer Indemnitees or the Seller Indemnitees shall successfully assert claims for indemnification hereunder in excess of Five Thousand Dollars ($5,000) in the aggregate they shall be entitled to receive indemnification for the full amount of the indemnity claims without regard to the Five Thousand Dollar ($5,000) "threshold".

Section 9.        Brokerage9.       Brokerage.

         9.1 Finders and Brokers Fees9.1 Finders and Brokers Fees. Each of the parties represents that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any compensation including, without limitation, a commission or finder's fee, in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any compensation, including, without limitation, brokerage, commission, or finder's fee, alleged to be payable because of any act, omission, or statement or the indemnifying party.

Section 10.       General Provisions10.     General Provisions.

         10.1 Sales and Transfer Taxes10.1 Sales and Transfer Taxes. Seller and/or Parent shall pay any and all taxes, federal, state, or local, in the nature of income, sales, use, transfer gains, conveyance, recording, ad valorem, stamp, transfer and any similar tax, fee or duty required to be paid in respect of the conveyance, assignment, or transfer to Buyer of the Purchased Assets and the filing and recording thereof (collectively, the "Transfer Taxes").

         10.2 No Third Party Beneficiaries10.2 No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of Seller) other than the parties hereto, and solely to the extent provided in Section 8, the other Seller Indemnitees and Buyer Indemnitees, and no other Person shall have any rights or remedies hereunder.

         10.3 Expenses of the Parties; Certain Litigation10.3 Expenses of the Parties; Certain Litigation. All expenses involved in the preparation, authorization, and consummation of this Agreement, incurred up to and including the Closing, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and the other parties shall have no liability in respect thereof; provided, however, that nothing herein shall be construed to release or impair any claim for damages by any party.

         10.4 Amendment and Waiver10.4 Amendment and Waiver. This Agreement may not be changed or terminated orally. No waiver of compliance with any provision or condition hereof, and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         10.5 Miscellaneous10.5 Miscellaneous. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware; without giving effect to the conflict of laws principles thereof.

         10.6 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, legal representatives, successors and permitted assigns.

         10.7 Publicity10.7 Publicity. No party hereto or its representatives will, without the prior written consent of the other parties, disclose to any other person any information that has been made available in connection with this Agreement (other than information which has been published or made publicly available other than by unauthorized disclosure of a party), make any public announcement concerning the transactions contemplated hereby or disclose any of the terms, conditions, or other facts with respect to this Agreement, except as required by Law. If circumstances make it impossible to give such prior written notice, then any disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on the party making such disclosure.

         10.8 Complete Agreement10.8 Complete Agreement. This Agreement and Schedules and other documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments, and writings.

         10.9 Notices10.9 Notices. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given notice, or (iv) when transmitted by telex (or equivalent service), the sender having received the answerback of the addressee, or (v) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

         Notice to Buyer shall be sufficient if given to:

                             Conam Inspection, Inc.
                             1247 W. Norwood Avenue
                             Itasca, IL 60143
                              ATTN: Boyd F. Creech
                               Fax: (630) 773-6519

                  with a copy to:

                             Robinson & Cole
                             One Commercial Plaza
                             Hartford, CT 06103-3597
                             ATTN: Jack S. Kennedy, Esq.
                             Fax: (860) 275-8299

         Notice to Seller shall be sufficient if given to:

                                            Top Source Technologies, Inc.
                                            7108 Fairway Drive
                                            Suite 200
                                            Palm Beach Gardens, FL  33418
                                            ATTN:  Mr. Stuart Landow, Chairman
                                            Fax: (407) 691-5200

                  with a copy to:

                           Cohen, Chernay, Norris, Weinberger & Harris
                           712 U.S. Highway 1
                           Suite 400
                           P.O. Box 13146
                           North Palm Beach, FL 33408
                           ATTN: Michael Harris, Esq.
                               Fax: (407) 845-0108


         10.10 Assignment10.10 Assignment. Except as expressly provided herein, this Agreement and any rights pursuant hereto shall not be assignable by Seller without the prior written consent of Buyer. Buyer has the right to assign its rights and obligations under this Agreement to a wholly-owned subsidiary of Buyer which shall assume all of Buyer's obligations hereunder. In the event of such assignment, (i) the term "Buyer" as used in this Agreement shall refer to the wholly-owned subsidiary of Conam Inspection, Inc; and (ii) Conam Inspection, Inc. shall hereby guarantee all obligations of its wholly-owned subsidiary to Seller under this Agreement which are thereby assumed by the wholly-owned subsidiary.

         10.11 Severability10.11 Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provisions had not been contained herein.

         10.12 Effect of Investigation10.12 Effect of Investigation. Any inspection, preparation or compilation of information or schedules, or audit of the inventories, properties, financial condition or other matters relating to Seller conducted by or on behalf of Buyer pursuant to this Agreement shall in no way limit, affect or impair the ability of Buyer to rely upon the representations, warranties, covenants and agreements of Seller set forth herein.

         10.13    Termination10.13  Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of Seller and Buyer.

                  (b) This Agreement may be terminated by Buyer in accordance with Section 5.4 and other applicable provisions.

                  (c) If this Agreement is terminated as provided herein: (i) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) no information received by any party hereto with respect to the business of the other party or their affiliated companies (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed or available as public information with any governmental authority) shall at any time be used for the advantage of, or disclosed to third parties, by such party for any reason whatsoever; and (iii) no party shall have any liability or further obligation to any other party to this Agreement except as provided by this Section 10.13, except to the extent such claim or obligation has accrued prior to such termination of this Agreement.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under seal as of the date first above written.


                                                     CONAM INSPECTION, INC.



[corporate seal]                         By:__________________________________
                                            Name:   James K. O'Rourke
Attest:                                    Title:    Chief Financial Officer

By:____________________________
   Name:
   Title:


                                        TOP SOURCE TECHNOLOGIES, INC.



[corporate seal]                        By:________________________________
                                               Name:  David Natan
Attest:                                        Title: Vice President of Finance

By:____________________________
   Name:  Christer Rosen
   Title: Secretary


                                          UNITED TESTING GROUP, INC.



[corporate seal]                          By:________________________________
                                             Name:  David Natan
Attest:                                      Title: Vice-President of Finance

By:____________________________
   Name:  Christer Rosen
   Title: Assistant Secretary

                Schedule 1.1(a) [Schedule 1.1(a)]


                                     to the

                            Asset Purchase Agreement


                                 Pre-Paid Assets




                           1.       Deposits - See attachment #1.1(a)1


                                    Pre-paid monthly rent

                        Schedule 1.1(b) [Schedule 1.1(b)]

                                     to the

                            Asset Purchase Agreement


                                Personal Property


1.       Automobiles*:

         1992 Chevrolet Cavalier Coupe
         Illinois VIN # 1G1OC1444N7228752
         United Testing Group, Inc.
         1775A Cortland Ct.
         Addison, Il 60101-4208

         1989 Chevrolet Pickup
         Georgia VIN # 1GCBS14E8K2207662
         United Testing Group, Inc.
         3121 Presidential Dr.
         Atlanta, GA 30340

         1992 Chevrolet Automobile
         California VIN # 1G1JC5447N7196838
         United Testing Group, Inc.
         338 Blue Bell Ave.
         Placentia, CA 92670

         * Seller will transfer titles at or promptly after the closing.

2.       Fixed Assets/Property Detail List - See attachment #1.1(b)1.

                           Schedule 1.2 [Schedule 1.2]

                                     to the

                            Asset Purchase Agreement


                                 Excluded Assets


1. All cash and cash equivalents in hand, in banks or in transit for the account of Seller.

2. The corporate seal, certificate of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller.

3. All Accounts Receivable and notes receivable due from employees of Seller.

4. Prepaid taxes and any rights of Seller to any federal, state, local or foreign tax refunds or carrybacks or any payment under any tax sharing, tax allocation, or similar agreement.

5. All contracts, agreements, leases, purchase orders and commitments, and sales orders and commitments not set forth on Schedule 3.1(g) [Schedule 3.1(g).

6.       All Employee Benefit Plans.

7.       All Real Property of Seller.

8.       Database leased to Buyer.

9.       Oil Analyzers.

10.      Insurance premium refunds except health and disability insurance.

11. All outstanding Bankruptcy Proofs of Claim as set forth on Attachment 1.2 (1).

12. Sale in Bulk of Debtor, Matt Brewer Oil Co.; amount owed to United Testing Group, Inc. = $4,099.00 (not included in receivables);







                               Attachment 1.2 (1)



Bankruptcy Proofs of Claim:


         Debtor                                               Amount of Claim

         Post Oil & Construction, Inc.                        $ 320.00

         New-Bell Storage Corporation                         $ 127.50

         Appian Corporation                                   $ 239.50
                                                              --------
                                                              $ 687.00

                        Schedule 1.3(b) [Schedule 1.3(b)]

                                     to the

                            Asset Purchase Agreement


                                      Liens


1. Cascade Leasing Co. financing statement #960000120105 filed June 11, 1996 for the aggregate amount of $55,134.22.

                        Schedule 1.4(a) [Schedule 1.4(a)]

                                     to the

                            Asset Purchase Agreement


                      Assumed Contracts, Commitments, Etc.


1. Liability to process and issue reports on all pre-paid and partial paid kits through the closing date; See attachment #1.4(a)1.

2.       $9,259.72 property tax liability due November 1, 1996.

3.       Equipment leases:

                  a.       Nevada - Nationscredit/Cascade Leasing
                           Baird MOA Spectrometer;
                  b.       Georgia - Pitney Bowes - Mailing Machine;
                  c.       Georgia - Tokai Financial Services - Lanier Copy
                            Machine;
                  d.       Georgia - Advanta Leasing Corporation - Conner
                            Raid Chassis;

4.       Property leases*:

                  a.       Mitchell Realty, Ltd.
                           3121 Presidential Dr., Ste. 130
                           Atlanta, GA 30340

                  b.       Cortland Court Partnership
                           ASG Asset Management
                           1775A Cortland Ct.
                           Addison, Il 60101

                  c.       The Ribeiro Corporation
                           1215 Kleppe Lane
                           Sparks, NV 89431

                  * The leases are subject to  restrictions of record and zoning regulations which will not impair the ability of the Buyer to conduct business at the respective leased premises in a manner consistent with the nature of the business being conducted by the Seller as of the date hereof.

                        Schedule 1.4(b) [Schedule 1.4(b)]

                                     to the

                            Asset Purchase Agreement


Business Licenses:

1.       Location -        1215 Kleppe Lane #9
                                    Sparks, NV 89431

         State    City                      License No.  Effective Date
         NV       Sparks                    033987       Jan. 31, 1996



2.       Location -        1775A Cortland Ct.
                                    Addison, IL 60101

         State    City                      License No.    Effective Date
         -----    ----                      -----------    --------------
         IL       Addison           905                       May 1, 1996



3.       Location -        3121 Presidential Dr.
                                    Atlanta, GA 30340

         State    City                      License No.     Effective Date
         GA       Atlanta                   00094722          Mar. 7, 1996
                  DeKalb County



4.       Location -        c/o C.T. Corporation System*
                                    801 W. Tenth St., Ste. 300
                                    Juneau, Alaska 99801

         State    City            License No.      Effective Date
         -----    ----           -----------      --------------
         Alaska   Juneau          BL 213939        Jan. 1, 1995 thru 1996

* Office of Corporation Trust; United Testing Group, Inc. had no physical location in Alaska.

                           Schedule 2.3 [Schedule 2.3]

                                     to the

                            Asset Purchase Agreement


                                   Allocation


                        Conam Inspection, Inc. to supply.

                           Schedule 2.4 [Schedule 2.4]

                                     to the

                            Asset Purchase Agreement


                                   Adjustments


         Purchase Price                                        $3,500,000

         Prepaid rent for database rental for
         ten-year period per Section 7.10                        100,000

         Prepaid rent for two OSA machines for
         a three-year period per Section 7.11                    100,000

         Less: Escrow - one year per Section 2.2                (200,000)

         Less: Starling adjustment per Section 7.9               (60,000)

         Less: Severance adjustment per Section 2.4              (13,000)

         Less: Unpaid vacation accrual for all UTG
         employees at 10.30/96 per Section 1.7                   (22,958)

         Less: Balance due on Cascade Leasing Co.                (55,134)

         Net Cash due at Closing                              $3,348,908

                        Schedule 3.1(b) [Schedule 3.1(b)]

                                     to the

                            Asset Purchase Agreement


                 Events Permitting Termination of Any Agreement


                                      None


                    Necessary Authorizations, Consents, Etc.


Parent is required to file a Form 8-K within 15 days of closing.


Seller makes no representations, etc. concerning consents of any state or federal government body, etc. which regulates anti-trust laws or similar laws insofar as such consents apply to Buyer's right to consummate the transaction or use the Purchased Assets.


The leases are subject to restrictions of record and zoning regulations which will not impair the ability of the Buyer to conduct business at the respective leased premises in a manner consistent with the nature of the business being conducted by the Seller as of the date hereof.

                        Schedule 3.1(c) [Schedule 3.1(c)]

                                     to the

                            Asset Purchase Agreement


                          Disclosure of Certain Changes


1. On-Site Analysis, Inc. has developed its on-site oil analyzer and made changes to it which make it a potential competitor to the Business.

                        Schedule 3.1(d) [Schedule 3.1(d)]

                                     to the

                            Asset Purchase Agreement


                             Taxes Not Timely Filed



                                      None

                        Schedule 3.1(e) [Schedule 3.1(e)]

                                     to the

                            Asset Purchase Agreement


                                  Real Property



Property leases*:

         a.       Mitchell Realty, Ltd.
                  3121 Presidential Dr., Ste. 130
                  Atlanta, GA 30340

         b.       Cortland Court Partnership
                  ASG Asset Management
                  1775A Cortland Ct.
                  Addison, Il 60101

         c.       The Ribeiro Corporation
                  1215 Kleppe Lane
                  Sparks, NV 89431

         * The leases are subject to restrictions of record and zoning regulations which will not impair the ability of the Buyer to conduct business at the respective leased premises in a manner consistent with the nature of the business being conducted by the Seller as of the date hereof.

                        Schedule 3.1(f) [Schedule 3.1(f)]

                                     to the

                            Asset Purchase Agreement


                                     Leases


1.  Property leases*:

         a.       Mitchell Realty, Ltd.
                  3121 Presidential Dr., Ste. 130
                  Atlanta, GA 30340

         b.       Cortland Court Partnership
                  ASG Asset Management
                  1775A Cortland Ct.
                  Addison, Il 60101

         c.       The Ribeiro Corporation
                  1215 Kleppe Lane
                  Sparks, NV 89431

         * The leases are subject to restrictions of record and zoning regulations which will not impair the ability of the Buyer to conduct business at the respective leased premises in a manner consistent with the nature of the business being conducted by the Seller as of the date hereof.


2.  Equipment leases:

         a.       Nevada - Nationscredit/Cascade Leasing
                  Baird MOA Spectrometer;
         b.       Georgia - Pitney Bowes - Mailing Machine;
         c.       Georgia - Tokai Financial Services - Lanier Copy Machine;
         d.       Georgia - Advanta Leasing Corporation - ConnerRaid Chassis;


3.  UCC-1 on Nationscredit/Cascade Leasing

                        Schedule 3.1(g) [Schedule 3.1(g)]

                                     to the

                            Asset Purchase Agreement


                          Contracts and Other Documents


1.       Severance Agreements:

         a.  Baldridge, Donald
         b.  Baldridge, Jerry
         c.  Chambers, James
         d.  Starling, Robert

2.       Consulting Agreements:

         a.  Bielo, Ed - C. & J Consulting
         b.  Chambers, John
         c.  Cody, David

3.       Pre-paid and partial pre-paid kits;
         Work-in process - backlog on orders received but not filled (under $2500.00)*;





         * Generally, but not always, backlog and work-in process does not individually relate to individual agreements in excess of $2,500.00.

                        Schedule 3.1(h) [Schedule 3.1(h)]

                                     to the

                            Asset Purchase Agreement


                               Labor Difficulties


                                      None

                       Schedule 3.1 (i) [Schedule 3.1(i)]

                                     to the
                            Asset Purchase Agreement

                             Employee Benefit Plans






     1)   Top Source Technologies, Inc. Retirement Salary Savings Plan
                  Minnesota Mutual          Contract #61142
                  400 Robert St. North
                  St. Paul, MN  55101
     2)   Refer to attachment 3.1(i) 2
         3)        N/A
         4) Cigna Healthcare of Georgia - HMO Policy #4555 Cigna Healthcare of Illinois - HMO Policy #0615
         Cigna Healthcare - PPO Policy #2167379
         Guardian Dental - Policy #308902
     5)   Fortis Short Term Disability - Policy #1000041
     6)   N/A
         7)        N/A
         8)        Refer to attachment 3.1(i) 8
         9)        N/A
         10)       N/A




              Refer to attachment 3.1(j)

                    ATTACMENT  3.1(i) 2

NAME                    MONTHS     BENEFITS       TOTAL $      COMMENTS

 PAUL MULLER             1          YES        $ 5,520.00
 DEE DURHAM              1          YES        $ 5,680.00
 MARK CALLOWAY           1          YES        $ 4,465.00
 BOB COMEGYS             6          YES        $17,065.00   (AT HALF SALARY)
 JOHN GOUDELOCK          1          YES        $ 4,020.00
 BOB STARLING            6          NO         $42,500.00   (LUMP SUM)

          TOTAL                                $79,250.00



                              ATTACHMENT     3.1(i) 8

                                                                        FY '96
                                                       FY '96 Vac.      Vacation              Outstanding    FY '97
                           File                     To Be Used          Used                      $          Vacation     1/12th
          Employee         No.           DOH        By 12/31/96     Thru Oct 30      Balance    Total    10/1/96-9/30/97 (October)
DRV:
Allen, Leonard M.          196          11-07-88        2.00           2.          Terminated                  0.00        0.00
Baldridge, Donald J.       327          10-01-78       18.00          10.00          8.00     $1,415.36       20.00      294.87
Baldridge, Jerry A.        328          10-01-78       15.00           6.00          9.00     $1,730.79       20.00      320.52
Callaway, Mark W.          244           6-01-83        1.00           1.00          0.00                     20.00      274.67
Chambers, James T.         163           4-15-96        0.00                         0.00                     10.00      256.41
Cochran, Debra             272           3-09-92        0.00                         0.00                     10.00       70.68
Comegys, Robert R.         227           1-16-85        3.50                         3.50     $  735.00       20.00      350.00
Costello, Michael H.       228          12-15-85       -0.50                        -0.50                     19.50      199.00
Craig, Paul H.             245           8-13-92        0.00                         0.00                     10.00       83.33
Durham, Dee               8568          12-02-85        1.00           1.00          0.00                     20.00      349.37
Eckert, Edward F.          216           1-16-91        0.00                         0.00                     15.00      132.46
Gorecki, Angela Sue        165           7-08-96        0.00                      Terminated                   0.00        0.00
Goudelock, John A.         199           8-27-90        1.50                         1.50     $  221.57       15.00      184.64
Griffin, Marvin L.         256           9-12-88       14.00                        14.00     $2,722.30       15.00      243.06
Hill, Kenneth H.           217          11-25-90        6.50                         6.50     $  949.98       15.00      182.69
Hill, Loren J.             203           4-18-94        4.00                         4.00  $     307.68       10.00       64.10
Lemons, Beverly            182           4-17-95        0.00                         0.00                     10.00      110.77
McNeese, Bobby C.          289           8-31-93        0.50                         0.50     $   47.12       10.00       78.53
Muller, Paul E.            189           9-16-88        7.00           5.50          1.50     $  305.76       15.00      254.81
Richardson, Terlawrence    274           8-10-93        0.00                         0.00                     10.00       75.32
Rodriguez, Marianna        296           1-08-96       -6.25                        -6.25           *          3.75       33.35
Starling, Charlie C.       283           2-21-83       20.00                        20.00     $2,712.80       20.00       226.05
Starling, Robert C.        239           7-01-81       13.00                        13.00     $4,249.96       20.00       544.87
Warr, Charlene M.          166           2-28-94        0.00                         0.00                     10.00        88.14
Widay, Andrew M.           204          10-28-92        6.00           6.00          0.00                     10.00       112.18
Zanetti, Andrea L.         321           3-01-92        3.00                         3.00     $  243.45       10.00        67.63
Hourly - Non-Exempt
Abioye, Oluseyi Grace      168           7-01-96                                                    *          5.00         32.50
Abu-Elniaj, Tawfik         164           3-06-89                                                              15.00        108.20
Adams, Doris R.            190          12-03-86                                                              20.00        142.00
Au-Yeung, Siu Fong         197           7-16-90                                                              15.00         76.00
Baldridge, Danial J.       323           1-01-87                                                              20.00        133.33
Baldwin, Andrea M.         159           5-28-96                                                    *          5.00         30.00
Bogart, Douglas            717           3-04-94                                                              10.00         77.73
Burroughs, James A.        316          12-14-93                                                              10.00         59.47
Campbell, Marie            249          10-30-95                                                              10.00         57.60
Chapple, Melvin            178           7-05-88                                                              15.00         85.40
Daniels, Dawn L.           163           9-03-96                                                    *          5.00         23.33
Dawson, Grant G.           172           3-10-93                                                              10.00         70.00
Dew Jr., Willie T.         246           8-27-91                                                              10.00         63.87
Freeman, Michelle          213           7-31-95                                                              10.00         60.27
Frolov, Tanya              174           3-17-94                                                              10.00         50.40
Gershon, Kenneth           220           8-21-95                                                              10.00         57.67
Hoffstatter, Faye L.       266           9-11-91                                                              15.00         87.50
Hughes, Glenn              234           9-12-95                                  Terminated                   0.00          0.00
Johnson, Carla             336           1-09-95                                  Terminated                   0.00          0.00
Johnson, Rickoe F.         194           6-20-90                                                              15.00        108.80
Kaniewski, Bart            278          12-21-95                                                    *          5.00         25.00
Kennedy, Kristy            187           4-12-94                                  Resigned                     0.00          0.00
King, John E.              308          11-15-93                                                              10.00         55.33
Kmieciak, Edward           214           7-31-95                                                              10.00         66.67
Lau, Wai K.                280           8-09-93                                                              10.00         44.53
Mason, Theresa A.          202           1-16-89                                                               9.00         68.46
McClung, Jenny L.          215           5-06-91                                                              10.00         69.87
Mertes, Dale Scott         207           7-24-95                                                              10.00         66.67
Montgomery, Darrell        300          10-18-93                                                              10.00         51.67
Moose, Kevin               273          12-18-95                                                    *          5.00         33.33
Naolu, Lyanou              235           9-19-95                                                              10.00         68.33
Nixon, Jean M.             231           8-26-91                                                              15.00         91.80
Noble, Mercedes B.         169           3-25-94                                                              10.00         49.60
Noble, Proculo ("Jeff")    251           7-27-94                                                              10.00         49.87
Patterson, Derrick C.      195          10-23-92                                                              10.00         56.73
Petzold, Tara              291          12-27-95                                                    *          5.00         28.33
Sapinski, Judith A.        261          10-25-93                                                              10.00         80.00
Sengchanh, Phaiboun        193          10-03-88                                                              15.00        125.10
Starling, Eiko             238          11-29-88                                                              15.00         88.40
Stewart, Olivette          247          10-12-95                                 FMLA                          0.00          0.00
Taylor, Franklin O.        162           5-28-96                                Terminated          *          0.00          0.00
Thakore, Minaxi P.         160          11-15-89                                                              15.00         89.50
Thomas, Cheryl M.          170           8-07-96                                                    *          5.00         32.50
Vaughn, Angela             240           9-25-95                                                              10.00         66.67
Villao, Franklin A.        165           9-09-96                                                    *          5.00         23.33

Totals                                                                                      $ 15,641.77                  7,253.18

Combined Total                                                                                           $ 22,894.95


                        Schedule 3.1(j) [Schedule 3.1(j)]

                                     to the

                            Asset Purchase Agreement


                                    Employees





                               ATTACHMENT 3.1 (j)


                            UNITED TESTING GROUP, INC

                                        .

                            EMPLOYEE LIST BY DIVISION





EMPLOYEE NAME              SALARY                 TITLE               DIVISION-DEPT.

Warr, Charlene, M.                  27,500.16        Customer Service      UTGAT - Admin
Goudelock, John A.                  38405            Materials Manager     UTGAT - Admin
Comegys, Robert R                   54600            Programmer Analys     UTGAT-Admin
Chambers, James T                   79999.92         Director Of Opera     UTGAT- Admin
Richardson, Terlawrence             23428.08         Customer Service      UTGAT-Admin
Rodriguez, Marianna                 27750            Customer Service      UTGAT-Admin
Baldwin, Andrea M.                  18720            Admin. Assistnt       UTGAT-Admin
Adams, Doris R.                     22152            Data Entry            UTGAT-Admin
Freeman, Michelle                   18805.37         Billing Clerk         UTGAT-Admin
McClung, Jenny L                    21798.40         Data Entry Clerk      UTGAT-Admin
Nixon, Jean M                       19094.40         Data Entry Clerk      UTGAT-Admin
Campbell, Marie                     17971.20         Data Entry Clerk      UTGAT-Admin
Burroughs, James A.                 18553.60         Printer               UTGAT-Admin
Durham, Dee                         54500.16         National Cust. Svc.   UTGAT-Admin
Muller, Paul E.                     53000.16         Programmer/Analys     UTGAT-Admin
Lemons, Beverly                     34560            Customer Service      UTGAT-Admin
Widay, Andrew M.                    35000.16         Junior Analyst/Pr     UTGAT-Admin
Bogart, Douglas                     20592            Printer               UTGAT-Admin
Costello, Michael                   31840.08         Lead Evaluator        UTGAT-Lab
Craig, Paul                         26000.16         Mtc/Saftey            UTGAT-Lab
Cochran, Debra                      22050            Shipping Supervisor   UTGAT-Lab
Starling, Charlie                   35265.84         Lab Supervisor        UTGAT-Lab
Thakore, Minaxi                     18616            3 Yrs. Exp. Tech      UTGAT-Lab
Daniels, Dawn                       14560            Entry Level Lab T     UTGAT-Lab
Abu-Elniaj, Tawfik                  22505.60         3 yrs. Exp. Tech      UTGAT-Lab
Villao, Franklin A                  14560            Entry Level Lab T     UTGAT-Lab
Abioye, Oluseyi Grace               20280            Entry Level Lab T     UTGAT-Lab
Noble, Mercedes                     15475.20         Entry Level Lab T     UTGAT-Lab
Dawson, Grant G                     21840            Evaluator             UTGAT-Lab
Frolov, Tanya                       15724.80         Entry Level Lab T     UTGAT-Lab
Chapple, Melvin                     17763.20         Shipping Clerk        UTGAT-Lab
Sengchanh, Phaiboun                 26020.80         3 Yrs. Exp. Tech      UTGAT-Lab
Johnson, Rickoe F.                  22630.40         3 Yrs. Exp. Tech      UTGAT-Lab
Patterson,  Derrick C               17700.80         3 Yrs. Exp. Tech      UTGAT-Lab
Au-Yeung, Siu Fong                  15808            Shipping Clerk        UTGAT-Lab
Mason, Theresa                      23732.80         3 Yrs. Exp. Tech      UTGAT-Lab
Naolu, Lyanou                       21320            3 Yrs. Exp. Tech      UTGAT-Lab
Starling, Eiko                      18387.20         Shipping Clerk        UTGAT-Lab
Vaughn, Angela                      208000           Entry Level Lab T     UTGAT-Lab
Dew Jr., Willie T                   19926.40         3 Yrs. Exp. Tech      UTGAT-Lab
Noble, Proculo                      15558.40         Entry Level lab T     UTGAT-Lab
Moose, Kevin                        20800            3 Yrs. Exp. Tech      UTGAT-Lab
Lau, Waik                           13894.40         Shipping Clerk        UTGAT-Lab
McNeese, Bobby Curtis               24500            Lab Supervisor        UTGAT-Lab
Petzold, Tara                       17680            Entry Levellab T      UTGAT-Lab
Montgomery, Darrell                 16120            3 Yrs. Exp. Tech      UTGAT-Lab
King, John E.                       17264            Shipping Clerk        UTGAT-Lab
Eckert, Edward F.                   27500            Sr. Evaluator         UTGAT-Lab
Thomas, Cheryl                      20280            Data Entry Clerk      UTGAT-Lab
Hill, Kenneth                       38000            Sales Rep             UTGAT-Marketing
Callaway, Mark                      42848.16         Technical Support     UTGAT-Marketing
Starling, Robert C.                 85000            Sales Mgr.            UTGAT-Marketing
Mertes, Dale Scott                  20800            Data Entry Clerk      UTGILL-Admin
Berbeka, James D                    16598.4          Data Entry Clerk      UTGILL-Admin
Kmieciak, Edward                    20800            Entry Level lab T     UTGILL-Lab
Gershon, Kenneth                    17992            Entry Level lab T     UTGILL-Lab
Kaniewski, Bart                     15600            Entry Level Lab T     UTGILL-Lab
Sapinski, Judith A                  24960            Admin. Assist.        UTGILL-Marketing
Griffin, Marvin L                   50557.20         Reg. Sales Rep. S     UTGILL-Marketing
Zanetti, Andrea L                   21100.08         Customer Service      UTGNEV-Admin
Hill, Loren                         19999.92         Lab Superviosr        UTGNEV-Lab
Baldridge, Danial J.                20800            Entry Level Lab T     UTGNEV-Lab
Baldridge, Donald J.                46000.08         Director Of Opera     UTGNEV-Lab
Wicklander, Steve E                 19760            Entry Level lab T     UTGNEV-Lab
Baldridge, Jerry A.                 50000.16         Reg. Sales Rep. S     UTGNEV-Marketing
Hoffstatter, Faye L                 18200            Courier               UTGNEV-Marketing

Total Employees - 70



                        Schedule 3.1(k) [Schedule 3.1(k)]

                                     to the

                            Asset Purchase Agreement


                              Licenses and Permits


Business Licenses:

1.       Location -        1215 Kleppe Lane #9
                           Sparks, NV 89431

         State    City           License No.   Effective Date
         NV       Sparks           033987       Jan. 31, 1996



2.       Location -        1775A Cortland Ct.
                                    Addison, IL 60101

         State    City          License No.                Effective Date
         -----    ----          -----------                --------------
         IL       Addison           905                       May 1, 1996



3.       Location -        3121 Presidential Dr.
                                    Atlanta, GA 30340

         State    City                      License No.     Effective Date
         GA       Atlanta                   00094722          Mar. 7, 1996
                  DeKalb County



4.       Location -        c/o C.T. Corporation System*
                                    801 W. Tenth St., Ste. 300
                                    Juneau, Alaska 99801

         State    City             License No.      Effective Date
         -----    ----             -----------      --------------
         Alaska   Juneau            BL 213939       Jan. 1, 1995 thru 1996

* Office of Corporation Trust; United Testing Group, Inc. had no hysical location in Alaska.

                        Schedule 3.1(l) [Schedule 3.1(l)]

                                     to the

                            Asset Purchase Agreement


                               Accounts Receivable


         1.   Accounts Receivable List dated October 23, 1996;
                  See Attachment 3.1(l)1.

                        Schedule 3.1(m) [Schedule 3.1(m)]

                                     to the

                            Asset Purchase Agreement


                   Disclosures of Liabilities and Obligations


1.       Liabilities arising from ordinary course of business since
         September 30, 1996.

2. Liability to process oil samples from pre-paid and partially paid kits as set forth on Schedule 1.4(a) and Attachment
         1.4(a)1.

3. Liabilities arising from leases listed on Schedule 1.4(a) as part of this agreement.

4.       Payroll due October 31, 1996.

                        Schedule 3.1(n) [Schedule 3.1(n)]

                                     to the

                            Asset Purchase Agreement


                               Compliance with Law



                                      None

                        Schedule 3.1(o) [Schedule 3.1(o)]

                                     to the

                            Asset Purchase Agreement


                   Intellectual Property and Intangible Assets


TRADEMARKS:

NAME                       REGIST. DTE.     REGIST. NO.       TRADEMARK USE

United Testing                12/20/94       1,868,638       Stationary,
Group (Name and                                              brochures, oil
Design)                                                      kits, marketing
                                                             material

NAME                       FILING DATE      AMNDMT.FILED      TRADEMARK USE

UTG LINK                   Sept. 1995        Sept. 1996        Diskettes,
(Software                                                      instruction
Program)                                                       manuals,
                                                               brochures


Trades secrets and customer lists, as reference in Schedule 3.1(q), in connection with Seller's business.

Seller has from time to time, entered into Confidentiality Agreements with others; in connection with these confidentiality agreements, there is no obligation involved on the Seller's part.

                        Schedule 3.1(p) [Schedule 3.1(p)]

                                     to the

                            Asset Purchase Agreement


                               Pending Litigation


                                      None

                        Schedule 3.1(q) [Schedule 3.1(q)]

                                     to the

                            Asset Purchase Agreement


                                  Customer List


         1. Entire customer list, by lab, to be provided on tape. See attachment 3.1(q)1.

                        Schedule 3.1(u) [Schedule 3.1(u)]

                                     to the

                            Asset Purchase Agreement


                              Financial Statements


 1. Preliminary Financial Statements with summary and detail as of September 30, 1996.
      See Attachment 3.1(u)1.

                        Schedule 3.1(y) [Schedule 3.1(y)]

                                     to the

                            Asset Purchase Agreement


                           Related Party Transactions


         1. Parent owns 100% of the stock of On-Site Analysis, Inc. which uses the Seller's laboratory in the ordinary course of business.

                        Schedule 3.1(z) [Schedule 3.1(z)]

                                     to the

                            Asset Purchase Agreement


                                Capital Structure



 All 127,019 shares of common stock, issued to Top Source, Inc., now known as Top Source Technologies, Inc., on July 14, 1993. Stock Certificate Number 1.

                        Schedule 4.2(c) [Schedule 4.2(c)]

                                     to the

                            Asset Purchase Agreement


                           Material Data Safety Sheets



                                      None

                        Schedule 4.2(d) [Schedule 4.2(d)]

                                     to the

                            Asset Purchase Agreement


                        Hazardous Material or Solid Waste



                                      None

                        Schedule 4.2(e) [Schedule 4.2(e)]

                                     to the

                            Asset Purchase Agreement


                                Legal Compliance


                                      None

                        Schedule 4.3(d) [Schedule 4.3(d)]

                                     to the

                            Asset Purchase Agreement


                              Licenses and Permits


                                      None

                        Schedule 5.1(a) [Schedule 5.1(a)]

                                     to the

                            Asset Purchase Agreement


                             Conduct of the Business


                                      None

                        Schedule 6.1(1) [Schedule 6.1(1)]

                                     to the

                            Asset Purchase Agreement


                         Agreement with Related Parties



                                      None